As filed with the Securities and Exchange Commission on April 23, 1998
                          Registration No. ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 1 TO FORM SB-2


                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   USABG CORP.
               (Exact Name of Registrant as Specified in Charter)


Delaware                                 1700                                                     11-2974406
(State of Incorporation)                 Primary Standard Industrial                              (I.R.S. Employer
                                         Classification Code Number                               Identification No.)

                                53-09 97th Place
                             Corona, New York 11368
                                 (718) 699-0100
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                           Joseph M. Polito, President
                                53-09 97th Place
                             Corona, New York 11368
                                 (718) 699-0100
           (Name, Address, and Telephone Number of Agent for Service)


                                   Copies to:
                             David S. Klarman, Esq.

                              Klarman & Associates
                          2303 Camino Ramon, Suite 200

                           San Ramon, California 94583
                                 (925) 327-6200



     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering. [X]

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



==============================================================================================================================

  Title of each class                                  Proposed maximum         Proposed maximum aggregate   Amount of registration
    of securities            Amount to be Registered   offering price           Offering price                fee
  to be registered                                     per Share (2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value (1)              562,500                    $1.00                            $562,500                $193.95
------------------------------------------------------------------------------------------------------------------------------

Common Stock,
$.001 par value (3)                50,000                   $1.125                           $ 56,250                $ 19.40
------------------------------------------------------------------------------------------------------------------------------



                                   50,000                   $1.41                            $ 70,500                 $ 24.31

------------------------------------------------------------------------------------------------------------------------------


Common Stock,
$.001 par value (3)                50,000                   $1.41                            $ 70,500                $ 24.31

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     $237.66
Totals...........                                                                            $689,250
==============================================================================================================================

----------------------------


     (1) Represents an estimate of the shares of Common Stock issuable on conversion of the subordinated debentures (the "Debentures") equal to 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement offering ($.80) being sold by certain selling security holders (the "Selling Securityholders"), issuable upon conversion of Debentures, together with additional shares of Common Stock, which may be issued upon conversion of the Debentures by reason of the conversion terms of the Debentures. See "Description of Securities - 8% Convertible Debentures."

     (2) Total estimated solely for the purpose of determining the registration fee, based on the closing price ($1.00) reported by a market maker on February 25, 1998.

     (3) Represents the resale of shares of Common Stock issuable upon the exercise of Warrants owned by the Selling Securityholders, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

                 Cross Reference Sheet Pursuant to Rule 404 (a)
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2


         Item in Form SB-2                                             Prospectus Caption

 1.      Front of Registration
         Statement and Outside Front
         Cover Page of Prospectus                                      Cover Page and Cover Page of Registration Statement

 2.      Inside Front and Outside
         Back Cover Pages of
         Prospectus                                                    Continued Cover Page, Table of Contents

 3.      Summary Information and                                       Prospectus Summary, Risk Factors, Summary
         Risk Factors                                                  Financial Information

 4.      Use of Proceeds                                               Use of Proceeds

 5.      Determination of Offering
         Price                                                         Not Applicable

 6.      Dilution                                                      Risk Factors

 7.      Selling Securityholders                                       Selling Securityholders

 8.      Plan of Distribution                                          Cover Page, Plan of Distribution

 9.      Legal Proceedings                                             Business

10.      Directors, Executive Officers,
         Promoters and Certain Control
         Persons                                                       Management

11.      Security Ownership of
         Certain Beneficial Owners                                     Principal Securityholders,
         and Management                                                Selling Securityholders

12.      Description of Securities                                     Description of Securities


                                      -ii-




13.      Interest of Named Experts
         and Counsel                                                   Legal Opinions, Experts


14.      Disclosure of Commission Position                             Management and Item 24. Indemnification
         on Securities Act Liabilities                                 Officers and Directors

15.      Organization Within Five Years                                Prospectus Summary, Business, Principal
                                                                       Securityholders, Certain Relationships and Related
                                                                       Transactions, Risk Factors

16.      Description of Business                                       Business

17.      Management's Discussion                                       Management's Discussion and Analysis of
         and Analysis or Plan of Operation                             Financial Condition and Results of Operations

18.      Description of Property                                       Business

19.      Certain Relationships and Related
         Transactions                                                  Certain Relationships and Related Transactions

20.      Market for Common Equity                                      Market for Common Equity
         and Related Stockholder                                       and Related Stockholder
         Matters                                                       Matters

21.      Executive Compensation                                        Management

22.      Financial Statements                                          Financial Statements

23.      Changes in and Disagreements
         with Accountants and Financial
         Disclosure                                                    Not Applicable


       Preliminary prospectus subject to completion, dated April 23, 1998


Prospectus
                                   USABG CORP.

                         662,500 Shares of Common Stock


     This Prospectus covers the sale of shares of common stock (the "Shares"), par value $.001 per share (the "Common Stock"), of USABG Corp., representing (i) an estimated 562,500 shares of Common Stock, subject to adjustment, issuable upon the conversion of $450,000 in principal amount of 8% convertible subordinate debentures (the "Debentures"); and (ii) an aggregate of 100,000 shares of Common Stock underlying Common Stock Purchase Warrants (the "Warrants") being sold by certain "Selling Securityholders." The Debentures, plus interest accrued thereon, are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement (the "Private Placement" or "Private Placement Offering") ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures. See "Selling Securityholders" and "Description of Securities."

     The Warrants to purchase an aggregate of 100,000 shares of Common Stock are exercisable as follows: 1/2 of the Warrants entitle the holders thereof to purchase an aggregate 50,000 shares at an exercise price of $1.125; the remaining 1/2 of the Warrants entitle the holders thereof to purchase an aggregate 50,000 shares at an exercise price of $1.41. The shares may be sold from time to time in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, or via a combination thereof. The Company will not receive any of the proceeds from the sale of any securities sold by the Selling Stockholders. See "Plan of Distribution."

     The Company's Common Stock is quoted on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "USBG." Quotation on Nasdaq does not imply that there is a meaningful sustained market for the Common Stock, or that if one is developed, it will be sustained for any period of time. In the absence of a listing on Nasdaq, the Common Stock will be available for trading in the over-the-counter market on the OTC Bulletin Board. See "Market For Common Equity."

                     THE SECURITIES INVOLVE A HIGH DEGREE OF
                            RISK. SEE "RISK FACTORS."


                     THESE SECURITIES HAVE NOT BEEN APPROVED
                  OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
               COMMISSION; NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is April 23, 1998.




                              AVAILABLE INFORMATION


     For further information with respect to the Company and the Securities offered hereby, reference is made to the Public Reference Section of the Securities and Exchange Commission (the "Commission") at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission maintains a Web site that contains reports, proxy and information statements, and other information which is filed electronically through the Commission's Edgar system, all of which may be viewed through accessing the Commission's Web site located at http://www.sec.gov.

     The Company's fiscal year end is June 30. The Company is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith, files periodic reports, proxy statements, and other information with the Commission. In the event the Company's obligation to file such periodic reports, proxy statements, and other information is suspended, the Company will voluntarily continue to file such information with the Commission. The Company will distribute to its stockholders annual reports containing audited financial statements, together with an opinion by its independent auditors. In addition, the Company may, in its discretion, furnish quarterly reports to stockholders containing unaudited financial information for the first three quarters of each year.

                               PROSPECTUS SUMMARY


     The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus. The summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements appearing elsewhere in this Prospectus. Statements contained in this Prospectus which are not historical facts are forward looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward looking statements include statements with respect to plans, projections, or future performance of the Company and are subject to risks and uncertainties which could cause actual results to differ materially from those projected.

     USABG Corp. (the "Company") was incorporated on September 12, 1988, in the State of Delaware, as Colonial Capital Corp. The Company's current name was established via the filing, in January 1998, of an amendment to its Certificate of Incorporation . The Company currently owns 56.8% of the outstanding shares of common stock of USA Bridge Construction of N.Y., Inc. ("NY"), 100% of the outstanding shares of common stock Royal Steel Services, Inc. ("Royal Steel") and 100% of the outstanding shares of common stock of Worldwide Construction Limited ("Worldwide"). These three subsidiaries are the only ones through which the Company operates. Unless the context requires otherwise, all references to the Company include its subsidiaries.



     NY commenced operations in or about June 1993 to serve primarily as a general contractor for construction projects sponsored by federal, state, and local government authorities in the New York State and Metropolitan areas. Though formed to operate as a general contractor, NY operated initially only as a subcontractor. NY's goals were to become a general contractor for municipal projects; however, NY needed financing to enable it to obtain bonding which is required for all municipal projects. To date, NY has provided steel erection for building, roadway, and bridge repair projects for general contractors who have been engaged by private and municipal/governmental customers. As of December 31, 1997, NY completed in excess of twenty (20) projects with an aggregate project value of $39,423,724 and was engaged in three (3) projects with an aggregate value of approximately $12,752,681. NY plans to maintain its subcontractor presence in the steel industry; however, it intends also to focus on obtaining projects as a general contractor.



     NY shall continue to bid on both private and public sector projects as a general contractor and a subcontractor. Most of the steel fabrication projects, both public and private sector, require Bid Bonds and Payment and Performance Bonds. Rarely do the steel erection projects require such bonds, and when NY performs erection and fabrication services together on a project, typically only the fabrication portion of the job is bonded. NY's ability to obtain bonding and its bonding capacity are primarily determined by its net worth, liquid working capital (consisting of cash and accounts receivable), past performance, management expertise, the number and size of projects under construction, and various other factors.

     In December 1996, for its general contracting projects, NY obtained a commitment for a Surety Bond Line of Credit ($10,000,000 single project limit) from United American Guarantee Company, Ltd. ("UAGC"). This commitment allows NY to pursue those general contracting projects in the public and private sectors which require Performance Bonds. To date, it has also allowed NY to obtain Performance Bonds and Labor and Material Bonds for the three subcontracting projects which have required same: the EklecCo., Grand Central Terminal, and Korean Mission projects. Since New York State and City agencies require bonds from bonding companies licensed by the State of New York, however, and UAGC is not a New York licensed bonding company, NY is as yet unable to bid as a general contractor on projects for New York State and City agencies.

     Royal Steel was formed by the Company in November 1997 to undertake steel erection projects which carry a considerably smaller dollar value than those which NY undertakes. Worldwide was formed by the Company in December 1997, in the British Virgin Islands, as a holding company which owns 80% of each of Falcon TChad S.A. ("Falcon") and Portshop S.A. ("Portshop"), both of which companies were incorporated in Chad, a country located in North Central Africa. Chad is a country with abundant natural resources such as cattle, cotton, limestone, and crude oil. The remaining 20% of each of Falcon and Portshop is owned by Diversified Investments Africa S.A. ("DIA"), a Luxembourg company unaffiliated with the Company. Falcon and Portshop were jointly formed by the Company and DIA, the latter of which facilitated the Company's commencement of its Chadian operations by acting as a liaison with the Chadian government and by developing business contacts and operations in Chad. Falcon will operate as a full service transportation, forwarding, and warehousing company in the city of N'Djamena. Portshop shall stock and operate a duty free store in Chad's sole international airport. Worldwide shall operate as the liaison between Portshop, Falcon, and the governmental or private entities with which these companies intend to contract in Chad.

     Falcon shall offer full transportation services including forwarding (i.e., trucking), customs clearance, and warehousing. In January 1998, Falcon purchased 16 transport vehicles and a communications system. It is currently engaged in discussions with the Chad governmental authorities regarding the transportation of cotton, the country's main export, though no agreement with respect to same has been executed. In addition, Falcon has commenced discussions with several large foreign corporations setting up to do business in Chad in order to provide their trucking needs.

     In February 1998, through the sale of the Debentures, the Company raised $450,000 for the Chadian operation. These funds are being used to purchase the trucks and to establish offices and operations in Chad (the "Chadian operation").

     The Company's executive offices are located at 53-09 97th Place, Corona, New York 11368. The Company's telephone number at its principal office is (718) 699-0100.

                                The Offering (1)


Securities Offered...............                 662,500 shares of Common Stock, an estimated 562,500 of
                                                  which,  subject to adjustment,
                                                  are issuable  upon  conversion
                                                  of the  Debentures and 100,000
                                                  of  which  are  issuable  upon
                                                  exercise of the Warrants.

Common Stock Outstanding Prior to the Offering    7,844,148 shares

Common Stock Outstanding After the Offering (2)   8,506,648 shares




Use Of Proceeds                                   The  proceeds  of the  sale of the  562,500  shares  of
                                                  Common  Stock will be  received  by the  respective  Selling
                                                  Stockholders.  The proceeds generated by the exercise of the
                                                  Warrants  will be paid to the  Company;  such funds shall be used by the Company for its Chadian operations. All expenses of this  Offering  will be paid by the Company.  See "Use of
                                                  Proceeds."





Terms                                             of the  Warrants  The Warrants
                                                  entitle the holders thereof to
                                                  purchase   an   aggregate   of
                                                  100,000 shares of Common Stock
                                                  as follows:  50,000  shares at
                                                  an  exercise  price of  $1.125
                                                  and   50,000   shares   at  an
                                                  exercise   price   of   $1.41,
                                                  commencing  March 31, 1998 and
                                                  expiring March 31, 2001.


Risk Factors                                      This Offering involves a high degree of risk. See "Risk
                                                  Factors."

Nasdaq Symbol(3)                                  Common Stock.............USBG




     (1) Unless otherwise indicated, no effect is given in this Prospectus to the issuance of (i) 100,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants; (ii) 562,500 shares of Common Stock, subject to adjustment, issuable upon conversion of the Debentures; -- and (iii) 2,000,000 shares of Common Stock reserved for issuance under the Company's 1994 Senior Management Incentive Plan (the "Plan"), except for such shares as have been issued under the Plan. See "Management - Senior Management Incentive Plan" "Certain Relationships and Related Transactions" "Description of Securities - 8% Convertible Debentures" and "--Warrants."

     (2) Includes (i) the issuance of 562,500 shares of Common Stock, subject to adjustment, upon conversion of the Debentures in accordance with the provisions of the Debentures; and (ii) 100,000 shares issuable upon exercise of the Warrants. See "Description of Securities -- 8% Convertible Debentures" and "--Warrants."

     (3) The Company's Common Stock is listed on Nasdaq. Quotation on Nasdaq does not imply that a meaningful, sustained market for the Common Stock has developed or will develop. In addition, continued inclusion on Nasdaq is subject to certain maintenance criteria, which if not met in the future may result in the discontinuance of the listing of the Company's Common Stock on Nasdaq which may have an adverse effect on the market for the Company's Securities. See "Risk Factors."

                             Summary Financial Data:

     Set forth below is the historical summary financial information with respect to the Company for the years ended June 30, 1997 and 1996 and for the six months ended December 31, 1997 and 1996. The annual financial data for the Company has been derived from audited financial statements by Scarano & Tomaro, P.C., Certified Public Accountants. The selected historical financial data presented below at December 31, 1997 and 1996 is unaudited. In the opinion of management, the unaudited financial statements include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair presentation of the financial position and results of operations of the Company for these periods. The summary historical financial data presented below should be read in conjunction with the audited financial statements of the Company and related notes thereto included elsewhere in this Prospectus.


                           Summary of Operations Data:


=========================================================================================================================

=========================================================================================================================

=========================================================================================================================
                         Six Months             Six Months
                         Ended                  Ended                    Year  Ended             Year  Ended
                         12/31/97               12/31/96                 06/30/97                 06/30/96
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

Revenues                 $12,269,286            $5,806,441               $15,494,447             $7,401,433

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

Net Income (loss)        $ 240,003              ($208,676)               ($540,876)              40,569

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================

Net Income (loss) per share (1)

                         $.03                   ($.03)                   ($.08)                  $.01
-------------------------------------------------------------------------------------------------------------------------

                          Summary Balance Sheets Data:


=============================================================================================================


------------------------------------------------------------------------------------------------------------



============================================================================================================

                            June 30,                                   December 31,         December 31,
-------------------------------------------------------------------------------------------------------------

                                  1997                 1996                1997                 1996
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

Working Capital             $2,499,026          $1,528,934           $7,445,671          $1,966,126

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

Total Assets                $15,396,254         $9,544,047           $13,624,679         $11,303,313

-------------------------------------------------------------------------------------------------------------
Total Liabilities           $9,902,048          $4,973,023           $7,551,632          $6,381,747
-------------------------------------------------------------------------------------------------------------

=============================================================================================================

Stockholders' Equity        $5,494,206          $4,571,024           $6,073,047          $4,921,566

=============================================================================================================


     (1) Weighted average number of shares outstanding at December 31, 1997; June 30, 1997; December 31, 1996; June 30, 1996 are 7,402,148; 6,854,390;
6,450,736; and 6,137,530, respectively.

                                  RISK FACTORS

     The Securities offered hereby are speculative and involve a high degree of risk. The purchase of Securities should not be considered by anyone who cannot afford the risk of loss of his entire investment. The statements contained in this Prospectus which are not historical facts contain forward looking information with respect to plans, projections, or future performances of the Company, the occurrences of which involve certain risks and uncertainties as detailed herein.


     1. Unanticipated Costs, Expenses, and Difficulties in Commencing Projects as a General Contractor. Although NY and Joseph M. Polito have experience as subcontractors in the erection and fabrication of steel structures, neither has experience as a general contractor. NY is expanding its operations and is seeking projects in its capacity as a general contractor, however. There can be no assurances that NY will be able to implement this aspect of its business plan successfully or that unanticipated expenses, problems, or difficulties will not result in material delays in the implementation or ability of NY to implement such plan.

     As general contractor, NY will contract directly with the owner to perform an entire project at a set value. NY will be responsible for all aspects of the project and will be required to hire and oversee the work of subcontractors. In addition to the unanticipated costs or problems that may be incurred as a general contractor, many contracts are also subject to completion requirements with liquidated damages assessed against NY if schedules are not met. NY has not been materially adversely affected by these provisions in the past as a subcontractor. Though NY has submitted general contracting bids on several public and private sector projects, none of such bids have been accepted.

     NY has, however, commenced two projects as a prime contractor. A prime contractor is a contractor which performs a specific category of work on a project. Unlike the general contractor, the prime contractor is responsible for performance of that category alone, not the entire project. Like the general contractor, the prime contractor typically contracts directly with the owner or via the owner's construction manager acting as agent therefor; thus, unlike the subcontractor, the prime contractor is responsible exclusively to the owner.

     2. Operations Conducted in Chad, a Country Located in Africa; Dependence on Political and Economic Stability of Chad. The Chadian operation will be conducted in N'Djamena, Chad, a country located in Central Africa. To effectively manage operations thereat, the Company must (i) engage persons with managerial skills appropriate to the Chad's business operations; and (ii) implement an effective supervisory program which will include a continual flow of reliable current information to its Officers in the United States and frequent reports from, and visits to, the operation. Likewise, the Company must ensure compliance with Chadian laws, rules, and regulations, particularly with respect to licenses, permits, and governmental authority.

     Richard Miller has been engaged by Falcon and Portshop, respectively, as Chief Executive Officer thereof, and is charged with running the Chadian operation. This operation is subject to more administrative costs and greater security and operational risks than would be incurred if the operations were conducted solely in the United States. Mr. Miller has no prior experience working in Chad; therefore, no assurances can be given that he or other persons hired to work in Chad) effectively will be able to supervise and operate the Chadian operation.

     Chad is  located in a region  where  there is  ongoing  political  turmoil.
Accordingly, the success of the Chadian operation is, and will continue to be, dependent on the political and economic stability of the country in general.

     3. Expansion of Business Activities; Entrance into New Market Segment. The Company presently operates as a contractor primarily for large steel erection projects. Recently, however, with the formation of Royal Steel, the Company has expanded its operations and has entered a new market segment in the construction industry whereby, via Royal, it shall undertake small steel erection projects having a maximum contract value approximating $350,000. In addition, with the formation of Falcon and Portshop, the Company has undertaken operations in which it has no prior experience, wherein it shall (i) provide trucking, warehousing, and forwarding services; and (ii) stock and operate a duty free store in Chad's sole international airport. The Company's Royal Steel venture constitutes its entree into a new market segment of the construction industry, whereas its Falcon and Portshop ventures constitute its entree into two entirely new industries. There can be no assurance that the Company will be successful in the new construction market segment or in the new industries it has undertaken in Chad. Moreover, (i) the Company's management's lack of trucking and duty free shop operating experience; and (ii) Chad's political instability may result in unanticipated problems, expenses, difficulties, complications, and delays in the Company's operations.

     4. Dependence on Bonding; Bonding Requirements. As a general contractor, and to some extent as a subcontractor, NY anticipates being required to provide bonding in the form of Bid and/or Performance Bonds. Most government contracts require bonding. Bids are submitted to the company accepting the bids together with Bid Bonds. A Bid Bond is a bond issued by a bonding company which is usually in an amount equal to 10% of the bid price and which guarantees that the contractor will be able to produce such other additional documents and information required in order to commence the project including the issuance of a Performance Bond. A Performance Bond is a guarantee by a surety, customarily 100% of the value of the contract amount, that the contractor will complete the project pursuant to the terms and conditions of the contract.

     In determining whether to issue a bond, surety companies perform credit checks and other due diligence disclosure requirements and investigate NY's capitalization, working capital, past performance, management's expertise, and other factors. The surety companies require companies receiving bonding to maintain certain amounts of capital and liquid assets and base the amount of bonding they will issue on a formula, which is usually based on certain industry standards which take into account such factors. There can be no assurance that the Company will meet all or any of these requirements and continue to maintain bonding for its projects. See "Business - Insurance and Bonding."

     5. Inability to Obtain New York State and City Agency Projects as a General Contractor. New York State agencies require bonds from bonding companies they have approved. NY has received bonding from a company which is not approved for state and city projects; therefore, NY is unable to bid as a general contractor on projects for New York State and City agencies. NY has approached several New York approved bonding companies; however, as of the date hereof it has not been approved by any such company to receive bonding.


     There can be no assurance that NY will be able to obtain bonding from a New York licensed bonding company. In addition, new or proposed legislation in various jurisdictions may require the posting of substantial additional bonds or require other financial assurances for particular projects. Therefore, there can be no assurances that NY will be able to implement its proposed business plan to obtain projects as a general contractor. See "Business - The Company," "-- The

     Contract Process; Bidding" and "-- Insurance and Bonding."

     6. Risk Associated with Type of Bid. There are two types of bid requests made by a soliciting entity: a unit cost bid and a lump-sum bid. The unit cost bid is based upon a cost per unit basis; a lump-sum bid obligates NY to complete the project at a fixed price. With a lump-sum bid, the risk of estimating the quantity of units required for a particular project is on NY, while with a unit cost bid, NY must estimate the per unit cost, not the number of units needed. Any increase in NY's unit cost over its unit bid price or cost over its lump-sum bid, whether due to inefficiency, faulty estimates, weather, inflation, or other factors, must be borne by NY and may adversely affect its, and hence the Company's, results of operations. See "Business - The Contract Process; Bidding."

     7. Amount and Concentration of Construction Projects and Receivables. For the year ended June 30, 1997, NY had three unrelated customers, which accounted for approximately 86% of total revenues. For the six months ended December 31, 1997, NY had two unrelated customers, which accounted for approximately 81% of total revenues. At June 30, 1997 and December 31, 1997, approximately 83% and 77% of contracts receivables are due from four and three customers, respectively. The discontinuance of any of these projects, or a general economic downturn in the State of New York, in which the projects are located, could have a material adverse effect on NY's results of operations.

     8. Competition. All aspects of NY's business are and will continue to be highly competitive. Many subcontractors and general contractors have substantially greater personnel and financial resources and sales than those of NY. When general contractors seek construction contracts, they request bids from numerous subcontractors based on the various requirements of the project. These subcontractors compete primarily as to price, name recognition, and prior performance. It is primarily Joseph Polito's (and many of his employees') thirty plus year presence in the construction industry, which provides the industry name recognition and confirmation of prior performance; therefore, the loss of Mr. Polito and other Company employees could have an adverse effect on the Company's ability to compete in the industry. In addition, regarding prior performance, while NY has operated only since 1993, other companies owned by Mr. Polito (i.e., , Atlas Gem Erectors Co. Inc. ("Atlas Gem"), a former steel erector subcontractor or prime contractor for private and governmental construction projects) was incorporated in 1986 and operated as such until NY purchased its assets in 1993. See Risk Factor No. 15 - "Dependence on Management; Ailing Health of Joseph M. Polito."

     As a general contractor, NY will be competing with many larger and more experienced (and thus more established) contractors whose names are more readily recognized and whose relationships with federal and state municipalities and agencies - and those private companies who solicit bids for bridge and roadway repair and replacement projects and the furnishing and erection of steel structure for buildings projects - have been established. NY's competitors are numerous, and many have substantially greater research and development, marketing, financial, and human resources than NY. There can be no assurance that NY will be able to compete successfully. See Risk Factor No. 15 "Dependence on Management; Ailing Health of Joseph M. Polito" and "Business Competition."

     9. Dependence on Suppliers; Subcontractors; Union Employees. NY receives approximately 60% of the steel it requires from Hirschfeld Steel Co., Inc. ("Hirschfeld"). NY currently depends upon various vendors to supply spare parts, cranes, and other heavy equipment, and its ability to hire skilled workers depends upon its ability to comply with certain union agreements and contracts. NY does not depend on any one vendor to provide it with spare parts, cranes, and other heavy equipment. NY rents an immaterial amount of cranes from Crown Crane, Inc. ("Crown"), a company of which Joseph M. Polito is a 50% shareholder, and an immaterial amount of generators and other equipment from Atlas Gem Leasing Inc. ("AGLI"), a company which is wholly-owned by Joseph M. Polito. NY believes that there are a sufficient number of vendors so that in the event any individual or group of vendors can no longer service NY's needs, NY will be able to find other vendors at competitive prices.

     NY hires skilled steel workers represented by the International Union of Structural Ironworkers, Locals 40, 361, & 417 and International Operating Engineers Locals 14, 14B, 15, 15A, 15C, 15D, and 825 and Cement Masons Local 472 (collectively referred to as the "Unions"). NY must comply with agreements with the unions, which agreements regulate all employment issues - including pay, overtime, working conditions, vacations, benefits, etc. - between NY and the union employees. These agreements expire on June 30, 1999. No assurance can be given that NY will continue to be in compliance with the Unions or successfully negotiate extensions to NY's agreements with such Unions. In the event problems or conflicts with the Unions arise or there is a loss of skilled steel and operating engineers, this would have a detrimental effect on NY's operations.

     NY's success as a general contractor, in part, will be dependent upon its ability to hire workers and comply with union contracts and agreements and to oversee and retain qualified subcontractors to perform certain work for projects NY receives as general contractor. Although NY believes that it will be able to attract subcontractors to bid on projects it bids as general contractor, there can be no assurances that NY will in fact be able to attract such subcontractors. As a general contractor, NY will be responsible for performance of the entire contract, including the work to be performed by subcontractors. Accordingly, NY may be subject to substantial liability if a subcontractor fails to perform as required. In addition, unanticipated difficulties may arise in hiring and overseeing subcontractors. See "Business - Suppliers and Subcontractors" and "-- The Contract Process."

     10. Government Regulation; Potential Liability for Environmental Damages and Personal Injuries. NY must comply with the Occupational Safety and Health Administration ("OSHA"), a federal agency which regulates and enforces the safety rules and standards for the construction industry. It also must comply with (i) the New York City Department of Buildings, which regulates the placement and testing of cranes; and (ii) the New York Department of Transportation which regulates the location of the cranes, vehicular traffic, and the routing of pedestrian traffic. In addition, NY must comply with a wide range of other state and local rules and regulations applicable to its business, including regulations covering labor relations, safety standards, affirmative action, and the protection of the environment including requirements in connection with water discharge, air emissions, and hazardous and toxic substance discharge. Continued compliance with OSHA and the broad federal, state, and local regulatory network is essential and costly, and the failure to comply with such regulations may have an adverse effect on NY's operations.

     The construction industry is subject to significant risks of statutory, contractual, and common law liability for environmental damages and personal injury. NY, and in certain instances, its Officers, Directors, and employees, may be liable for claims arising from its on-site or off-site services, including mishandling of hazardous or non-hazardous waste materials or environmental contamination caused by NY or its subcontractors, the costs of which could be substantial, even if NY exercises due care and complies with all relevant laws and regulations. NY is also subject to worker and third party claims for personal injury, resulting in substantial liability for which it may be uninsured. NY carries insurance which it considers sufficient to meet regulatory and customer requirements and to protect NY's assets and operations. Nevertheless, an uninsured claim against NY could have a material adverse effect on NY's financial condition and results of operations. Moreover, any inability to obtain insurance of the type and in the amounts required in connection with specific projects could impair NY's ability to bid on or complete such projects. See "Business - Government Regulations" and " --Litigation."

     11. Payroll Taxes. As of December 31, 1997, the Company owes the Internal Revenue Service, New York State, and New York City withholding taxes (including estimated penalties and interest) of approximately $1,951,875. If such amounts are not paid, the aforesaid authorities can levy on the accounts, assets, and future earnings of these companies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     12. Seasonality; Weather Conditions. Though NY does not believe its business is seasonal, its operations slow during the winter months due to the decreased productivity of the workers caused by the inability to work in severe weather conditions. As a result of the foregoing, NY's costs are increased.

     13. Control by Management and Joseph M. Polito. Joseph M. Polito, President and a Director of the Company owns approximately 66.3% of the Common Stock of the Company. Accordingly, Mr. Polito will continue to be able to elect the entire Board of Directors of the Company and to direct the affairs of the Company. The investors in this Offering will not be able to elect any Directors.




     14. Conflicts of Interest. Joseph M. Polito estimates that he devotes 80% of his business time to the operations of NY and a combined 20% to all of the other companies he owns and operates. Because Mr. Polito is an Officer, Director, and principal shareholder in other companies, some of which transact business with the Company and NY, certain issues may pose conflicts of interest, and decisions made by Mr. Polito with respect to such issues may compromise Mr. Polito's fiduciary duty to the Company and NY. Any remedy under state law, in the event such circumstances arise, most likely would be prohibitively expensive and time consuming.


     In June 1995, the Board of Directors formed an audit committee which comprises two outside Directors and one inside Director, Ronald Polito. The audit committee reviews the Company's audited financial statements and any potential conflicts of interest between any of the Company's Officers,
Directors, employees, affiliates, or associates. In addition to the audit committee reviewing and resolving any conflicts of interest, the Officers and Directors of the Company have a fiduciary obligation to deal fairly and in good faith with the Company. See "Management," "Certain Relationships and Related Transactions," "Business - History" and "Description of Securities."

     15. Dependence on Management; Ailing Health of Joseph M. Polito. The Company and NY are dependent upon the personal efforts and abilities of Joseph
M. Polito, the President and majority shareholder of the Company, of which NY is a majority owned subsidiary. Mr. Polito entered into a three year employment agreement with NY: the agreement expires in June 1998. Pursuant to the terms of the agreement, he is restricted from competing with NY. Mr. Polito has agreed to devote 80% of his business time to the operations of NY.

     Mr. Polito's cardiologist and neurologist have diagnosed him with (i) coronary artery disease, severe angina, significant hypertension, and (ii) cerebrovascular compromise and recurrent TIA, respectively. These diagnoses are indicative of a high probability of acute heart attack, stroke, and possibly sudden death given high levels of stress and anxiety. The threat of such occurrences has prevented and shall continue to prevent Mr. Polito from performing certain functions, such as completing full work weeks or working excessive hours, which would exert too great a physical strain on his health. Because the relationships forged by Mr. Polito throughout the years in the industry are a significant factor in NY's obtaining projects from general contractors, the loss of the services of Mr. Polito would adversely affect the business of NY, and hence, the Company. Neither NY nor the Company has key-man insurance on the lives of Mr. Polito or any other Officer or Director. See "Management - Employment Agreements."

     16. Indemnification of Officers and Directors. As permitted under the Delaware General Corporation Law, the Company's Certificate of Incorporation provides for the indemnification and elimination of the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against Directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, Officers, and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. See "Business - Recent Developments" and "Management."

         17. Limited Public Market for Securities. At present, there is a limited public market for the Company's Securities, which are traded on Nasdaq under the symbol "USBG." There is no assurance that a continued regular trading market will develop, or that if one does develop, it will be sustained for any period of time; therefore, purchasers of the Company's Securities may be unable to resell same at or near their original offering price or at any price. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans even if a regular trading market does develop. The underwriter of the Company's Initial Public Offering ("IPO") was a dominant influence in the market for the Company's Securities until the underwriter ceased operating in August 1996. The market for the Company's Securities has been significantly affected, and may continue to be affected, by the loss of this market maker's participation in the market, and this lack of participation may cause a significant decrease in the liquidity of an investment in such Securities.

     18. No Dividends and None Anticipated. The Company has not paid any dividends; nor, because of its present financial status and its contemplated financial requirements, does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. See "Dividend Policy."




     19. Increased Public Float Through Shares Available for Resale. A total of 7,844,148 shares of Common Stock have been issued by the Company, approximately 5,084,156 of which may be deemed "restricted securities" (as such term is defined in Rule 144 issued under the Act). In the future, such shares may be publicly sold only if registered under the Act or pursuant to an exemption from registration. Most of the 5,084,156 shares have been held in excess of one year and may be sold in accordance with Rule 144. In connection with the Offering, which closed in February 1998, the Company generated $450,000 through the sale of Debentures, each Debenture convertible into Common Stock pursuant to a conversion schedule. It is estimated that the number of shares actually issuable upon conversion of the Debentures shall be 562,500 shares, though this amount may increase in accordance with the conversion provisions of the Debentures. This Registration Statement registers the resale of the shares issuable upon conversion of the Debentures as well as the shares underlying the Warrants which were granted to the private placement investors. See "Capitalization." Any sales under Rule 144 or pursuant to this prospectus, would, in all likelihood, have a depressive effect on the market price for the Company's Common Stock. See "Shares Eligible for Future Sale."

     20. Possible Future Dilution. The Company has authorized capital stock of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.0001 per share. Inasmuch as the Company may use authorized but unissued shares of Common Stock without stockholder approval in order to acquire businesses, to obtain additional financing, or for other corporate purposes, there may be further dilution of the stockholders' interests.

     21. Possible Delisting of Securities from Nasdaq Stock Market; Risks of Low Priced Stocks. In August 1997, Nasdaq increased its maintenance requirements, whereby in order to continue to be listed on Nasdaq, the Company is required to maintain (i) net tangible assets of at least $2,000,000; (ii) at least 500,000 shares in the public float; (iii) a minimum market value for the public float of $1,000,000; (iv) a minimum bid price of $1.00; (v) two market makers; and (vi) at least 300 stockholders. In the event the Company's Securities are delisted from Nasdaq, trading, if any, in the Securities will thereafter be conducted on the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find it more difficult to dispose, or to obtain accurate quotations as to the price, of the Company's Securities. Quotation on Nasdaq does not imply that a meaningful, sustained market for the Company's Securities will develop or that if developed, it will be sustained for any period of time.

     22. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

     23. Risks Associated with Holding Company Status. The Company is a holding company with no operations of its own, and its principal assets comprise the outstanding stock of its operating subsidiaries through which the Company operates. Accordingly, in order to pay its expenses and meet its obligations and to pay any cash dividends or distributions (which may be authorized by its Board of Directors) on its Common Stock, the Company depends on (i) the earnings and cash flows of its operating subsidiaries; and (ii) the dividends and distributions from such subsidiaries. There can be no assurance (i) that the Company's operating subsidiaries will generate sufficient earnings and cash flows to pay dividends or distribute funds to the Company to enable the Company to meet its obligations and pay its expenses; or (ii) that applicable contractual restrictions, including negative covenants contained in the instruments and agreements covering indebtedness of such operating subsidiaries, will permit such distributions or dividends.

                                 DIVIDEND POLICY


     The Company has not paid cash dividends and intends to retain earnings, if any, in the foreseeable future for use in its activities. Payment of cash dividends on the Company's Common Stock in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements, and other factors deemed relevant by the Board of Directors. It is not likely that cash dividends will be paid on the Company's Common Stock in the foreseeable future.

                                 USE OF PROCEEDS


     The maximum net proceeds to be received if all Warrants are exercised is $126,250. However, there can be no assurance that all or any portion of the Warrants will be exercised, and due to the current bid price of the Common Stock, the Company does not expect any of the Warrants to be exercised at this time. Should, however, any or all of the Warrants be exercised, the Company intends to use the funds generated thereby for general working capital purposes.

                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

Market Information.


     The Company's Common Stock began trading on the Nasdaq SmallCap Market on July 25, 1996. Prior to that, from August 25, 1994 to July 24, 1996, the Common Stock traded sporadically and on a limited basis in the over-the-counter market on the OTC Bulletin Board. Prior to August 25, 1994, there was no trading market for the Company's Common Stock. The following table sets forth representative high and low closing bid prices for the period the stock traded on the OTC Bulletin Board and the high and low sales prices for the period the stock traded on the Nasdaq SmallCap Market, by calendar quarters, as reported by a market maker during the periods provided for herein. The bid quotations reflect inter-dealer prices, without retail mark-ups, mark-downs, or commissions, and may not represent actual transactions. Sales quotations represent prices between dealers, do not include resale mark-ups, mark-downs, or other fees or commissions, and do not necessarily represent actual transactions.


                  Calendar Quarter                                              Prices
                        Ended                                                   Low                                High

                                    1996
                       01/01/96 - 03/31/96                                      1 1/4                              2
                       04/01/96 - 06/30/96                                      2 1/4                              3
                       07/01/96 - 07/24/96(1)                                   1 3/4                              3 1/4
                       07/25/96 - 09/30/96(1)                                   1 3/4                              3 3/8
                       10/01/96 - 12/31/96                                      1                                  3
                                    1997
                       01/01/97 - 03/31/97                                      1                                  2 3/8
                       04/01/97 - 06/30/97                                      1                                  2 1/8
                       07/01/97 - 09/30/97                                        15/16                            1 5/8
                       10/01/97 - 12/31/97                                        15/16                            1 5/8
                           1998
                       01/01/98 - 3/31/98                                          5/8                             1 1/4


(footnote from previous page)

     (1) As indicated above, the Company's Common Stock traded on the over-the-counter market of the OTC Bulletin Board from August 25, 1994 to July 24, 1996. Since July 25, 1996, the Common Stock has traded on the Nasdaq SmallCap Market. Therefore, the amounts provided from January 1, 1996 to July 24, 1996 represent bid quotations, and the amounts thereafter represent sales price.

     As of March 31, 1997, there were 129 registered holders of record of the Company's Common Stock, $.001 par value, which number, determined by the Company's stockholder records, does not include beneficial owners of the Common Stock whose shares are held in names of various security holders, dealers, and clearing agencies. The Company believes there are in excess of 500 such beneficial holders of the Common Stock. As of March 31, 1998, there were 7,844,148 shares of Common Stock outstanding.

     The Company has paid no dividends for the last two fiscal years or in the 1st three quarters of fiscal 1998; nor does it have any present plan to pay such dividends. Payment of future dividends will be determined from time to time by the Company's Board of Directors based upon its future earnings, if any, financial condition, capital requirements, and other factors. The Company is not subject to any contractual or similar restrictions on its present or future ability to pay such dividends.

                                    BUSINESS


History


     The Company was incorporated on September 12, 1988, in the State of Delaware, as Colonial Capital Corp. The Company's current name was established via the filing, in January 1998, of an amendment to its Certificate of Incorporation. The Company currently owns 56.8% of the outstanding shares of common stock of NY, 100% of the outstanding shares of common stock of Royal Steel, and 100% of the outstanding shares of common stock of Worldwide. These three subsidiaries are the only ones through which the Company operates. Two additional wholly-owned subsidiaries of the Company - One Carnegie Court Associates, Inc. ("One Carnegie") and USA Bridge Construction Corp. (Maryland) ("MD") - ceased operations in August 1997 and November 1996, respectively, though neither company has formally dissolved. Unless the context requires otherwise, all references to the Company include its subsidiaries.



1998 Private Placement


     In February 1998, the Company raised $450,000 for the Chadian operation, through its sale of Debentures through VenGua Capital, a London, England firm, as placement agent (the "Private Placement" or "Private Placement Offering"). The Debentures, plus interest accrued thereon (at 8% per annum, payable in shares of Common Stock upon conversion of the Debentures), are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the Private Placement ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures. See "Selling Securityholders" and "Description of Securities."

     Pursuant to the terms of the Private Placement, the Company has filed this Registration Statement covering the shares of Common Stock to be issued upon conversion of the Debentures. If the Registration Statement is not declared effective within 90 days following the closing of the Private Placement, then as liquidated damages, the discount set forth in the Subscription Agreement and Debenture will increase by 2.5% per 30 day period or portion thereof pro rata until the Registration Statement is declared effective, or alternatively, if the Registration Statement has not been declared effective within said 90-day period, then at the purchaser's sole option, which option must be exercised by written notice to the Company, the Debentures shall convert to having been issued pursuant to Regulation S for qualifying Investors, with immediate availability to convert the Debentures.

     The Warrants issued pursuant to the Private Placement, to purchase an aggregate of 100,000 shares of Common Stock, are exercisable as follows: 1/2 of the Warrants entitle the holders thereof to purchase an aggregate 50,000 Shares at an exercise price of $1.125; the remaining 1/2 of the Warrants entitle the holders thereof to purchase an aggregate 50,000 Shares at an exercise price of $1.41. The Shares may be sold from time to time in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, or via a combination thereof.

     The funds obtained through the Private Placement have been, and shall continue to be, loaned to Falcon and/or Portshop to purchase trucks and to stock a duty free store to be operated out of Chad's sole international airport. See "Business - Business of Worldwide Construction Limited and Subsidiaries Falcon TChad S.A. and Portshop S.A."

Recent Developments



     By  agreement  executed  March  10,  1997,  One  Carnegie  entered  into an
Agreement for Deed in Lieu of Foreclosure ("the Agreement") with Trinity Industries, Inc. ("Trinity"). The transaction, which was not closed and completed until August 1, 1997, was necessitated by One Carnegie's having defaulted on (i) a $3,000,000 Note (of which Trinity was the holder), and (ii) a Deed of Trust and Security Agreement which secured said Note for certain property located in Waldorf, Maryland. Pursuant to the Agreement, in lieu of foreclosing upon the property owned by One Carnegie, Trinity, through its affiliate, Waldorf Properties, Inc. ("WPI"), accepted the deed to such property. See "Business - Description of Property."




     In February 1998, the Company consummated a Private Placement of Debentures for which it received a net aggregate of $450,000. Each Debenture is convertible into shares of Common Stock pursuant to a conversion schedule. In addition to Debentures, the investors received Warrants to purchase an aggregate of 100,000 shares of the Company's Common Stock. The Company paid a 10% commission and a 1% nonaccountable expense allowance to the placement agent and paid the placement agent's attorney's fee of $7,500. See "Business - 1998 Private Placement."

     In February 1998, the Company agreed to issue 192,000 shares of Common Stock to R.S.J.J Realty Corp. ("RSJJ") in exchange for 106,667 shares of NY's Common Stock. These issuances were made in accordance with an agreement between NY and RSJJ pursuant to which NY remitted $240,000 in lease payments (in stock, via the aforesaid issuance of the Company's stock to RSJJ) for the January 1 through December 31, 1998 extended lease term. The value of the Company's shares will be recorded at their estimated market value at date of authorization ($1.06 per share) with a 50% discount due to the restricted nature of the stock. The stock was issued in March 1998. See "Certain Relationships and Related Transactions."

     23. Joseph M. Polito's Corporate Affiliations and Holdings

     The following table lists, as of December 31, 1997, (i) those companies with which the Company and/or its subsidiaries do business and of which Joseph
M. Polito is either an Officer, Director, or principal shareholder; and (ii) the activities engaged in by such companies with the Company and/or its subsidiaries:


                             Year                           J. Polito's      Activities with the     Place of Business
        Name(1)             of Inc.    Title                Ownership(%)     Company and NY

USABG Corp.(2)             1988        Pres./Director           66.3%        Parent company          Queens, NY



R.S.J.J. Realty Corp.(3)   1983        Pres./Director           100%         Leases the offices and  Queens, NY
                                                                             storage space to the
                                                                             Company and NY



Crown Crane, Ltd.(3)       1988               --                 50%         Supplies cranes to      Brooklyn, NY
                                                                             NY for use in the
                                                                             erection of steel

Atlas Gem Leasing,         1986        Pres./Director           100%         Supplies welding        Queens, NY
Inc. (3)                                                                     machines and compressors
                                                                             to NY

Atlas Gem Erectors
Co., Inc. (3)              1986        Pres./Director           100%         Sold certain construction  No office
                                                                             contracts to NY; ceased
                                                                             operations 9/94

USA Bridge Construction    1990        Pres./Director           56.8%        Provides steel erection    Queens, NY
of N.Y., Inc. (3)(4)                                                         for  buildings, roadway,
                                                                             and bridge repair projects


Royal Steel Services,
Inc. (5)                   1997               --                100%         Formed to provide          Queens, NY
                                                                             steel erection for
                                                                             projects smaller than
                                                                             NY's projects

Worldwide Construction     1997               --                100%         Parent company of Falcon    Chad, Africa
Limited (6)                                                                  Chad S.A. and Portshop S.A.

--------------

     (1) Except as disclosed hereunder, no company listed is beneficially owned by another entity; nor does any company have any subsidiaries.

     (2) Incorporated in the State of Delaware.

     (3) Incorporated in the State of New York.

     (4) Joseph M. Polito, through his ownership of approximately 66.3% of the outstanding shares of the Company's Common Stock, may be deemed the beneficial owner of the shares of NY common stock owned by the Company.



     (5) Incorporated in the State of New York. Joseph M. Polito, through his ownership of approximately 66.3% of the outstanding shares of the Company's Common Stock, may be deemed the beneficial owner of the shares of Royal Steel common stock owned by the Company.

     (6) Incorporated in the British Virgin Islands in December 1997. Worldwide is a wholly-owned subsidiary of the Company and the parent company of Falcon and Portshop, two companies registered under the laws of Chad and authorized to operate therein in November 1997. Joseph M. Polito, through his ownership of approximately 66.3% of the outstanding shares of the Company's Common Stock, may be deemed the beneficial owner of the shares of Worldwide common stock owned by the Company. Business of Royal Steel Services, Inc.

     Royal Steel was incorporated by the Company, in New York, in November 1997 to undertake and perform steel erection services on a considerably smaller scale than those undertaken by NY. Specifically, these projects generally will not exceed an aggregate contract amount of $350,000. To date, Royal Steel has commenced work on two projects, aggregating approximately $215,000.

     Business of Worldwide Construction Limited and Subsidiaries Falcon TChad S.A. and Portshop S.A.

Falcon TChad S.A.

     In December 1997, the Company formed Worldwide, a British Virgin Islands corporation, as a wholly-owned subsidiary. Worldwide was formed as a holding company to own 80% of Falcon, a company incorporated in Chad. The remaining 20% of Falcon is owned by DIA, the company which jointly with the Company, formed Falcon. Falcon shall provide full service transportation services (including trucking, customs clearance, and warehousing) and forwarding services in N'Djamena, Chad. Worldwide shall operate as the liaison between Falcon and the governmental or private entities with which Falcon intends to contract in Chad.

     In January 1998, in furtherance of its goals, Falcon purchased 16 transport vehicles and a communications system. Falcon is currently engaged in discussions with (a) several large foreign corporations setting up to do business in Chad in order to provide their trucking and certain materials needs, and (b) the Chadian government (i) to transport cotton, the country's primary export; (ii) to purchase and operate 65-75% of a construction company (whereby the Chadian government will own the remaining 25-35%) for road and bridge building; (iii) for the right to utilize 1/2 of a "mountain" of gravel, at no cost to Falcon, to crush and sell same to a certain contractor with whom Falcon is engaged in negotiating a four year requirements contract; and (iv) for the rights to 1/2 of another "mountain" of gravel to be used to build a road to encircle Chad. Despite the aforesaid negotiations, no contracts have been executed with respect thereto, and there can be no assurance that any of the negotiations will result in executed contracts; moreover, given the political instability of Chad, there can be no assurance that if the aforesaid contracts are executed, same will be performed fully. To date, Falcon has generated no revenues. 23. Portshop S.A.

     In addition to its holdings in Falcon, Worldwide was formed to own 80% of Portshop, a company which shall stock a duty free store in Chad's sole international airport. The remaining 20% of Portshop is owned by DIA. Worldwide shall operate as the liaison between Portshop and the governmental or private entities with which Portshop intends to contract in Chad.

     In February 1998, Portshop executed a contract with the Chadian government to stock and operate a duty free store at Chad's sole international airport. The Company expects the store shall be opened by the end of August 1998. To date, Portshop has generated no revenues.

     Business of USA Bridge Construction of N.Y., Inc.

General

     The Company commenced operations, through NY, in or about June 1993 to serve primarily as a general contractor for construction projects sponsored by federal, state, and local government authorities in the New York State and Metropolitan areas. Though formed to operate as a general contractor, NY operated initially only as a subcontractor. NY's goals were to become a general contractor for municipal projects; however, it needed financing to enable it to obtain bonding which is required for all municipal projects. To date, NY has provided steel erection for building, roadway, and bridge repair projects for general contractors who have been engaged by private and municipal/governmental customers. As of December 31, 1997, NY completed in excess of twenty (20) projects with an aggregate project value of $39,423,724 and was engaged in three
(3) projects with an aggregate value of approximately $12,752,681. While NY plans to maintain its subcontractor presence in the steel industry, it intends also to focus on obtaining projects as a general contractor.

     On June 15, 1993, NY purchased, from Atlas Gem, six then existing contracts to perform steel erection services for the following projects: Stillwell Avenue, 39th Street Bridge Rehabilitation, Honeywell Street Bridge, New England Thruway, Lemon Creek, and Kosciuszko Bridge. Upon its sale of these contracts to NY and its completion of its final project in September 1994, Atlas Gem ceased operations. NY purchased Atlas Gem's contracts to add to its then backlog in order to avoid a conflict of interest, as the two entities - which were controlled by Joseph M. Polito as Officer, Director, and principal stockholder were engaging in similar, but different work. 23.

Schedule of Completed Projects

     Below is a table detailing the projects completed by NY since its formation.

             Schedule of Completed Contracts as of December 31, 1997
                                                                                                   Costs and Estimated
                                                                                                   Earnings in Excess
Project Name                            Contract Amount   Contract Date   Type of Contract         of Billings (1)
------------                            ---------------   -------------   ----------------         -------------------
Van Wyck .................................$     195,500   April 1992      Lump-Sum
39th Street Bridge ........................   2,538,252   June 1993       Lump-Sum
39th Street (Demolition) ..................     679,046   February 1993   Lump-Sum
New England Thruway .......................   2,409,058   June 1993       Lump-Sum



Honeywell(2) ..............................   1,100,000   June 1993       Consulting Agreement
Kosciuszko Bridge .........................   3,034,281   June 1993       Lump-Sum                 367,997
Stillwell Avenue Bridge ...................   8,084,655   June 1993       Lump-Sum
Cross Bronx Expressway ....................      60,176   March 1994      Lump-Sum
Robert Moses Causeway .....................     540,118   December 1994   Lump-Sum
4th Avenue Bridge .........................     387,965   March 1995      Lump-Sum
201 East 80th Street ......................   1,692,797   May 1995        Lump-Sum
Centereach ................................     186,500   June 1995       Lump-Sum
Pro-Camera ................................      50,275   August 1995     Lump-Sum
UDC .......................................      82,400   August 1995     Lump-Sum
Williamsburg Houses (3) ...................     543,627   April 1996      Lump-Sum
South Avenue Plaza ........................     286,051   May 1996        Lump-Sum
Hellgate Viaduct Structures ...............     286,080   Oct. 1996       Lump-Sum                  69,000
Indonesian Mission ........................     348,000   Nov. 1996       Lump-Sum                 108,000




EklecCo                                      16,711,041   June 1996       Lump-Sum
-----------------------------
Others(4)                                       207,902     N/A               N/A

Total                                        39,423,724                                             544,997


     (1) "Costs and estimated earnings in excess of billings," represents costs and profits which were unbilled until after December 31, 1997.

     (2) Consulting agreement with John P. Picone, Inc. ("Picone"), whereby NY entered into a consulting agreement with Picone, who was awarded the project. The agreement provided that for 50% of the profits of the project, NY would provide Picone with its expertise in steel erection, supply qualified workers, and oversee the rehabilitation of the bridge. Picone put NY's employees on its payroll and incurred all expenses of the project.

     (3) This project, which bore an original contract price of $2,517,651, was on hold for a considerable period of time pending a dispute not involving NY. NY believes that it will not return to this project and thus deems the project complete.

     (4) Total estimated project value of a collection of smaller projects completed.

     Prior to leasing equipment from Crown or AGLI, NY compares the costs thereof to those costs it might otherwise incur from like companies. NY will transact business with Crown and AGLI only on terms which may be considered similar to the terms it might achieve elsewhere. In connection with such transactions, the audit committee of NY's Board of Directors intends to exercise reasonable judgment and take such steps as it deems necessary under the circumstances to resolve any specific conflict of interest which may occur and will determine what, if any, specific measures, such as retention of an independent advisor, independent counsel, or special committee, may be necessary or appropriate. The fact that Joseph M. Polito is an Officer, Director, and principal shareholder in other companies, including those that transact business with NY and the Company, opens the potential that there may be conflicts of interest in decisions made by Mr. Polito, which decisions may compromise his fiduciary duty to the Company. Any remedy under state law, in the event such circumstances arise, most likely would be prohibitively expensive and time consuming. See "Business - Suppliers and Subcontractors."

Industry Overview


     In recent years, there has been a resurrection in the construction industry in the New York City metropolitan area. Major transportation arteries in New York are under extensive construction programs to increase their ability to handle the ever increasing volumes of traffic they carry. Work is in progress on the major thruways, expressways, and parkways across New York State. NY is preparing subcontracting and general contracting bids for some of the roadway projects in the

     Metropolitan area and is continuing to submit bids on private projects as well. These projects positively affect the availability of work in diverse disciplines in the construction industry: landscaping, concrete, paving, steel, etc.



     Apart from the infrastructure construction programs, there has been an impressive increase in the restoration, alteration, and expansion of office space, residential properties, and public facilities. This increase has resulted in the Korean Mission subcontracting project. There also appears to be an infusion of foreign investment capital into the depressed real estate market in New York, prompting major renovations and alterations. This capital infusion enhances the value of property and therefore increases the incentive for new development.



     23. The Contract Process; Bidding

     NY obtains its projects primarily through the process of competitive bidding. In order to be fully apprised of bid solicitations, NY (i) subscribes to bid reporting services; (ii) monitors trade journals including Engineering Record News, Dodge Report, and Brown's Letter, Inc.; (iii) monitors daily newspapers and real estate publications; (iv) utilizes membership and networking in affiliated organizations including Allied Building Trades; (v) maintains contracts with developers and other general contractors; and (vi) requests notification from various government agencies as to bid solicitations being requested.

     In response to bid requests, NY submits to the soliciting entity a proposal detailing its qualifications, the services to be provided, and the cost of its services. Based on its evaluation of the proposals submitted, the soliciting entity awards the contract to the bidder it deems appropriate. Generally, the contract for a project is awarded to the lowest bidder, although other factors may be taken into consideration.

     NY submits its bids after management performs a detailed review of the project specifications, an internal review of NY's capabilities and equipment availability, and an assessment of whether the project is likely to attain targeted profit margins. In bidding on contracts, there are two types of bid requests made by the soliciting entity: a unit cost bid and a lump-sum bid. The unit cost bid is based upon a cost per unit basis; a lump-sum bid obligates NY to complete the project at a fixed price. With a lump-sum bid, the risk of estimating the quantity of units required for a particular project is on NY, while with a unit cost bid, NY must estimate the per unit cost, not the number of units needed. Any increase in NY's unit cost over its unit bid price or cost over its lump-sum bid, whether due to inefficiency, faulty estimates, weather, inflation, or other factors, must be borne by NY and may adversely affect its results of operations. Upon receipt by a New York City agency of notification that a bid submitted for a project has been declared the low bid, the city's procurement policy requires that the New York Finance Committee then approve all funds to be allocated to such project. During this time, if NY is the low bidder, it must provide the New York City agency with such documents as are required - including a Payment and Performance Bond and a Labor and Material Bond - in order to be approved to undertake the project. Once the New York City Finance Committee has cleared the allocation of funds for a project and the agency has cleared all documentation required to be submitted by the contractor, a starting date and time table is set up for the project.

     Most government contracts provide for termination of the contract at the election of the customer, although in such event, NY is generally entitled to receive a small cancellation fee. Many of NY's contracts are also subject to completion requirements with liquidated damages assessed against it if schedules are not met.

     While Joseph M. Polito has been in the construction business for many years, NY has only recently started bidding on projects as a general contractor, and NY may incur unanticipated expenses, problems, or difficulties which may affect its bid prices and project profitability. Though NY has been the low bidder on several public sector and private sector bids, it has not commenced any Company public or private sector projects as a general contractor and shall continue to seek subcontracting projects. It has, however, commenced two projects as prime contractor. A prime contractor is a contractor which performs a specific category of work on a project. Unlike the general contractor, the prime contractor is responsible for performance of that category alone, not the entire project. Like the general contractor, the prime contractor typically contracts directly with the owner or via the owner's construction manager acting as agent therefor; thus, unlike the subcontractor, the prime contractor is responsible exclusively to the owner.

     As general contractor, NY will be responsible for the performance of the entire contract, including work assigned to subcontractors. Accordingly, NY is subject to liability associated with the failure of subcontractors to perform as required under the contract; thus, NY may require its subcontractors to furnish Performance Bonds.

Affirmative action regulations, however, require that NY use its best efforts to hire minority subcontractors for a portion of the project and some of these minority subcontractors may not be able to obtain such surety bonds.


Insurance and Bonding



     NY maintains general liability and excess liability insurance, insurance covering its construction equipment, and workers' compensation insurance in amounts it believes are consistent with industry practices. NY carries liability insurance of $1,000,000 per occurrence which management believes is adequate for its current operations.

     Although NY generally has not been required to provide Performance Bonds to general contractors when acting as a subcontractor, it may be required to furnish bonds guaranteeing its performance as a subcontractor in the future. Currently, NY is serving as a subcontractor on two projects. For the EklecCo prime contracting project, which terminated in November 1997, and the Grand Central Terminal and Korean Mission subcontracting projects, which continue, NY has been required to provide, and has provided, Performance Bonds and Labor and Material Bonds.

     NY expects to bid on both private and public sector projects as a general contractor. Most of these projects, both public and private sector, shall require Bid Bonds and Payment and Performance Bonds. A Bid Bond is a bond issued by a bonding company which is usually in an amount equal to 10% of the bid price and which guarantees that the contractor will be able to produce such other additional documents and information required in order to commence the project including the issuance of a Performance Bond. A Performance Bond is a guarantee by a surety, customarily 100% of the value of the contract amount, that the contractor will complete the project pursuant to the terms and conditions of the contract. Most government contracts allow for termination of the contract at the election of the customer, although in such event, NY is generally entitled to receive a small cancellation fee. Many of NY's contracts are also subject to completion requirements with liquidated damages assessed against NY if schedules are not met. In the past, NY has not been materially adversely affected by these provisions as a subcontractor.

     NY's ability to obtain bonding and its bonding capacity are primarily determined by its net worth, liquid working capital (consisting of cash and accounts receivable), past performance, management expertise, the number and size of projects under construction, and various other factors. The larger the project and/or the more projects in which NY is engaged, the greater the bonding, net worth, and liquid working capital requirements. Surety companies consider such factors in light of the amount of NY's surety bonds then outstanding and the surety companies' current underwriting standards, which standards may change periodically. Therefore, NY may be required to maintain certain levels of tangible net worth in connection with establishing and maintaining bonding limits. As a practical matter, such levels may limit dividends, if NY, which might have been declared and which would limit corporate funds available for other purposes.

     In determining whether to issue a bond, surety companies perform credit checks and other due diligence disclosure requirements and investigate NY's capitalization, working capital, past performance, management's expertise, and such other factors, as are discussed above. The surety companies require companies receiving bonding to maintain certain amounts of capital and liquid assets and base the amount of bonding they will issue on a formula, which is usually based on certain industry standards which take into account such factors. The surety companies also require that the bonds be personally guaranteed by Joseph M. Polito.

     Bonding requirements vary depending upon the nature of the project to be performed. NY anticipates paying premiums of between 1 1/4% to 3 1/2% of the total amount of the contracts to be performed. Since these premiums are generally payable at the beginning of a project, NY must maintain sufficient working capital to satisfy the premium prior to receiving revenue from the project. Bonding premiums are a line item in the submitted bid and are included as part of NY's billing to its client.

     In December 1996, NY obtained a commitment for a Surety Bond Line of Credit ($10,000,000 single project limit) from United American Guarantee Company, Ltd. ("UAGC") for its general contracting projects. This commitment allows NY to pursue those general contracting projects in the public and private sectors which require Performance Bonds. To date, it has also allowed NY to obtain Performance Bonds and Labor and Material Bonds for the one prime contracting and two subcontracting projects which have required same: the EklecCo, Grand Central Terminal, and Korean Mission projects.

     UAGC is not a New York licensed bonding company; thus, NY may be precluded from working on certain projects. This is not always an issue, however, as the requirement is sometimes waived (as in the Grand Central Terminal project) for although general contractors prefer that a subcontractor be licensed by a New York licensed bonding company, they will waive the requirement when necessary. In addition, NY may engage in joint ventures with other companies who are bonded by a New York licensed bonding company, thereby allowing it access it might otherwise not have had.

     23. Work in Progress; Backlog and Concentration of Customers


     Contracts as a subcontractor and general contractor often involve work periods in excess of one year. Revenue on uncompleted fixed price contracts is recorded under the percentage of completion method of accounting. NY begins to recognize profit on its contracts when it first accrues direct costs. As is standard construction industry practice, a portion of billings may be retained by the customer until certain contractual obligations are fulfilled.


     The following is a




     list of those projects in which NY was engaged as of December 31, 1997.

------------------ ------------ ------------- ---------- ------------ ----------- ----------------- ------------ -------------
                                                                                                    (3)
                                                         Costs                                      Costs &
                                Contract                 incurred/    (2)         (3)               Est.         Backlog
Contract Party/    Contract     Date/         Type of    Est. Costs   % of Job    Billings in       Profit in    Amount at
Project Name       Amount       Est.          Contract   to Complete  Complete    Excess of Costs   Excess of    12/31/97
                                Completion                                        & Profits         Billings
------------------ ------------ ------------- ---------- ------------ ----------- ----------------- ------------ -------------

Lehrer McGovern,
Bovis,                          May 1996      Lump Sum   3,045,393
Inc./Grand         4,360,000    May 1998                   263,978    92%                --         566,506        347,928
Central Terminal

Tishman
Construction
Corp./ Louis                    July 1996     Lump Sum   2,539,554
Vuitton N.A.(1)    6,197,750    May 1998                 1,253,288    67%         380,408               --       2,045,258

Humphreys &
Harding, Inc./                  Jan. 1997     Lump Sum   1,049,394
Korean Mission     2,194,931    May 1998                    650,537   62%                --         326,044      834,074
(4)

Total Signed                                             $6,634,341
Contracts          $12,752,681                           $2,167,803               380,408           892,550      3,227,260

------------------ ------------ ------------- ---------- ------------ ----------- ----------------- ------------ -------------
(footnotes from previous page)


     (1) NY is prime contractor (similar to general contractor) on this project.

     (2) Completion percentage is as of December 31, 1997 and is based on the percentage of costs incurred through that date to the estimated cost of the project.

     (3) "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed on respective uncompleted contracts at the end of each period. "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings which exceed revenues recognized on respective uncompleted contracts at the end of each period.

     (4) In January 1998, due to unresolved disputes on this project, NY received a contract termination letter from the general contractor thereof.

     For the year ended June 30, 1997, NY had three unrelated customers which accounted for approximately 87% of total revenues. For the six months ended December 31, 1997 NY had two unrelated customers, which accounted for approximately 81% of total revenues. At June 30, 1997 and December 31, 1997, approximately 82% and 77% of contracts receivables are due from four and two customers, respectively, of total accounts receivable. The discontinuance of any of these projects, or a general economic downturn in the State of New York, in which the projects are located, could have a material adverse effect on NY's results of operations.

     23. Seasonality

     Though NY does not believe its business is seasonal, its operations slow during the winter months due to the decreased productivity of the workers caused by the inability to work in severe weather conditions. As a result of the foregoing, NY's costs are increased.

     23. Suppliers; Subcontractors; Unions

     For the year ended June 30, 1997, NY received approximately 43% of the fabricated steel it required from MD, a subsidiary of the Company. MD provided NY with fabricated steel until November 1996, at which time MD ceased operating. Queens County Ironworks and New York Iron, Inc. provided the remainder of the steel. Since January 1998, NY has received 60% of its steel from Hirschfeld. Neither Queens County Ironworks nor New York Iron, Inc. is affiliated with the Company, NY or any other Director or principal stockholder of either company. The prices paid and the terms for the steel purchased from MD were comparable to competitive prices and terms; therefore, NY believes it now will be able to acquire same through other suppliers at similar prices and on similar terms.

     NY currently depends upon various vendors to supply spare parts, cranes, and other heavy equipment, and its ability to hire skilled workers depends upon its ability to comply with certain union agreements and contracts. NY rents cranes from Crown, a company of which Joseph M. Polito is a 50% shareholder, and rents generators and other equipment from AGLI, a company which is wholly-owned by Mr. Polito. NY believes that there are a sufficient number of vendors, so that in the event any individual or group of vendors can no longer service NY's needs, NY will be able to find other vendors at competitive prices.

     As is standard practice in the construction industry, NY's employees, other than its office employees, are not salaried individuals. They are union employees who are hired on an as-needed, or per project, basis and are paid an hourly wage which is set by the unions with which they are associated. NY hires skilled steel workers represented by the International Union of Structural Ironworkers local 40, 361, & 417 and International Operating Engineers locals 14, 14B, 15, 15A, 15C, 15D, and 825 and Cement Masons local 472. NY must comply with its agreements with the unions, which agreements regulate all employment issues - including pay, overtime, working conditions, vacations, benefits, etc.
- between NY and the union employees. These agreements expire on June 30, 1999.

     NY believes that it has a good relationship with the Unions and is in compliance with all union agreements. No assurance can be given that NY will continue to be in compliance with the Unions or successfully negotiate extensions to NY's agreements with such Unions. In the event problems or conflicts with the Unions arise or there is a loss of skilled steel and operating engineers, this would have a detrimental effect on NY's operations.

     NY's success as a general contractor, in part, will be dependent upon its ability to hire workers and comply with union contracts and agreements and its ability to oversee and retain qualified subcontractors to perform certain work. NY will be responsible for performance of the entire contract, including the work done by subcontractors. Accordingly, NY may be subject to substantial liability if a subcontractor fails to perform as required. Although NY believes that it will be able to attract subcontractors for general contracting projects it may obtain, there can be no assurance that it will be able to do so. In addition, in hiring and overseeing subcontractors, there may be difficulties of which NY is not aware.

     23. Competition

     All aspects of NY's business are, and will continue to be, highly competitive. NY is a subcontractor and a general contractor specializing, but not exclusively, in bridge and roadway repair and replacement as well as in fabricating and erecting steel structures for buildings. NY's competitors are numerous, and many have substantially greater marketing, financial, bonding, and human resources.

     All aspects of NY's business are and will continue to be highly competitive. NY is one of many subcontractors which erect and furnish steel for projects. Many of these subcontractors have substantially greater financial resources and sales than those of NY. When contractors seek construction contracts, they request bids from numerous subcontractors based on the various requirements of the project. These subcontractors compete primarily as to price, name recognition, and prior performance. It is primarily Joseph Polito's (and many of his employees') thirty plus year presence in the construction industry, which provides the industry name recognition and confirmation of prior performance. In addition, regarding prior performance, while NY has operated only since 1993, other companies owned by Mr. Polito (i.e., , Atlas Gem Erectors Co. Inc. ("Atlas Gem"), a former steel erector subcontractor or prime contractor for private and governmental construction projects) was incorporated in 1986 and operated as such until NY purchased its assets in 1993.

     There are approximately five to nine companies against which NY competes for subcontracting projects. The number of the subcontracting companies which may bid for projects for which NY is also bidding varies widely, from approximately three such companies to nine. These companies vary in the number of employees and union laborers they utilize.

     As a general contractor, NY will be competing with many larger and more experienced (and thus more established) contractors whose names are more readily recognized and whose relationships with federal and state municipalities and agencies - and those private companies who solicit bids for bridge and roadway repair and replacement projects and the furnishing and erection of steel structure for buildings projects - have been established. There are approximately twelve companies against which NY competes for general contracting projects. These companies vary in the number of employees and union laborers they utilize.

     Government Regulation

     NY must comply with the Occupational Safety and Health Administration ("OSHA"), a federal agency which regulates and enforces the safety rules and standards for the construction industry. It also must comply with (i) the New York City Department of Buildings, which regulates the placement and testing of cranes; and (ii) the New York Department of Transportation which regulates the location of the cranes, vehicular traffic, and the routing of pedestrian traffic. In addition, NY must comply with a wide range of other state and local rules and regulations applicable to its business, including regulations covering labor relations, safety standards, affirmative action and the protection of the environment including requirements in connection with water discharge, air emissions, and hazardous and toxic substance discharge. Continued compliance with OSHA and the broad federal, state, and local regulatory network is essential and costly. The failure to comply with such regulations or amendments to current laws or regulations imposing more stringent requirements may have an adverse effect on NY's operations. NY believes that it is in substantial compliance with all applicable laws and regulations.

     Employees

     As of December 31, 1997, NY had three Executive Officers, two administrative assistants, one comptroller, one project estimator, and two employees in the accounting department. The number of union employees NY utilizes depends on the number and size of projects in which NY is engaged and can range from 10-200 employees, some of whom are employed full-time and others of whom are employed part-time. These union employees are represented by the International Union of Structural Ironworkers locals 40, 361 and 417; International Operating Engineers locals 14, 14B, 15, 15A, 15C, 15D, 825; and Cement Masons local 472. NY's contracts with these Unions, which contracts regulate all employment issues between NY and the union employees - including pay, overtime, working conditions, vacations, benefits, etc. - expire on June 30, 1999. NY considers its relationships with the unions and its employees to be good.

Description Of Property


     The Company's office (located at 53-09 97th Place, Corona, New York 11368) consists of approximately 25,000 square feet of office space (approximately 24,000 square feet of which is utilized for storage space) which is leased by NY from an affiliate company, RSJJ. RSJJ is owned by the Company's President, Joseph M. Polito. The lease, pursuant to which NY pays rent of $20,000 per month to RSJJ, expires in March 1998. The Company also leases a yard from an unrelated party for storage material pursuant to an oral agreement which requires monthly payments of $3,500. The Company has extended the leases through December 31, 1998. The Company believes that the terms of these leases are comparable and competitive with that which would have been negotiated with an unaffiliated landlord.

     In February 1998, NY agreed to issue 106,667 shares of its common stock to the Company as consideration for the Company's issuance of Common Stock to RSJJ in consideration for payment in full of the rent due by NY to RSJJ for the period from January 1, 1998 to December 31, 1998. The value of the shares issued will be recorded at their estimated market value at the date of issuance of $2.12 per share, with a 50% discount due to the restricted nature of the stock. The stock was issued in March 1998.

     As of May 1997, NY was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows:
NY issued 270,000 shares of its common stock to the Company for the cancellation of the debt owed to RSJJ. The Company, in turn, issued 200,000 shares of Common Stock to Joseph M. Polito and 150,000 shares of Common Stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.

Legal Proceedings

     The Company is not a party to any material litigation and is not aware of any threatened litigation that would have a material adverse effect on its business, except for the litigation matters discussed below. The Company believes that the nature and number of these proceedings are typical for a construction firm of its size and scope.


     Claims Against and By State Insurance Fund

     In April 1995, NY commenced an Article 78 proceeding in the Supreme Court of the State of New York, County of New York, against the Commissioners of the State Insurance Fund and the State Insurance Fund to annul the cancellation of NY's workers' compensation policy and to annul the rates, classifications, and premiums assigned to NY. This action claims that defendants audited NY's books for purposes of assigning the workers' compensation rates and premiums to be assessed against NY and thereafter (i) "arbitrarily and capriciously and without any foundation in law or in fact" assigned to NY's employees improper job classifications which were then used unlawfully as the basis for improperly assessing the highest premium rates which could be assessed against NY; (ii) improperly applied said premiums retroactively; (iii) billed NY for premiums which were improper and excessive; and (iv) canceled NY's workers' compensation policy upon NY's failure to tender payment in the improper and excessive amount demanded by defendants.

     In December 1995, the Commissioners of the State Insurance Fund for and on behalf of the State Insurance Fund commenced suit against Joseph Polito, Ronald Polito, Steven Polito, NY, Metro Steel Structures, Ltd. (now known as NY), One Carnegie Court Associates, Inc. ("One Carnegie"), and others alleging that certain workers' compensation insurance policies obtained for various insured defendants were obtained fraudulently and that the defendant corporations failed to pay the appropriate premiums. The claims against NY, amounting to approximately $3 million, are limited to a policy covering the period April 29, 1993 through December 1994. NY, Messrs. Polito, and all other defendants are defending against this action.

     The aforesaid actions settled for an aggregate of $750,000, payable by defendants over a five-year period pursuant to certain more specific terms which are still in negotiation. The Company expects that all relevant settlement documents will be completed and executed by May 1998.

Claims Against Perini Corporation

     Three actions to foreclose upon mechanic's liens were commenced by NY in the last fiscal year. On February 25, 1997, in New York State Supreme Court, Kings County, NY and Metro Steel Structures, Ltd. commenced suit against Perini Corporation, Metropolitan Transportation Authority, New York City Transportation Authority, and Fidelity and Deposit Company of Maryland. NY's claim for relief in this action is $2,199,560. The claim is based upon filed mechanic's liens and general contract law. The claim is for labor performed and materials supplied including money owed under the contract and money due for "extra" work with regard to the rehabilitation of the Viaduct at the Stillwell Avenue Station of the Coney Island Line in Brooklyn, New York. This action is still in the discovery phase.

     On February 26, 1997, in New York State Supreme Court, Queens County, NY, Metro Steel Structures, Ltd., and McKay Enterprises, Inc. commenced suit against Perini Corporation, Department of Transportation of the City of New York, and Fidelity and Deposit Company of Maryland. NY's claim for relief in this action is $844,932. This claim is based upon filed mechanic's liens and general contract law. The claim is for labor performed and materials supplied including money owed under the contract regarding the rehabilitation of the 39th Street
Bridge over the Long Island Rail Road and Amtrak in Queens, New York. This action is still in the discovery phase.

     On February 7,1997, Perini Corporation filed a related action against NY and Metro Steel Structures, Ltd. in New York State Supreme Court, Kings County. Perini's claims against NY total $1,140,560 and allege defective work on the Stillwell Avenue project and upon a loss/profit agreement for both the Stillwell Avenue project and the 39th Street Bridge project. NY has counterclaimed for the amounts set forth above in the discussion of the two actions involving Perini Corporation, and its claims are based upon the same theories as are set forth above.

     Claim Against Kiska Construction

     On or about May 13, 1997, in the New York Supreme Court, Suffolk County, NY commenced suit against Kiska Construction, the State of New York, acting through the New York State Comptroller, the New York State Department of Transportation, and the Seaboard Surety Company. NY's claim for relief in this action is $279,346. This claim is based upon filed mechanic's liens and general contract law. The claim is for labor performed and materials supplied including money owed under the contract and money due for "extra" work regarding the rehabilitation of the Robert Moses Causeway Northbound Bridge over the State Boat Channel, in Suffolk County, New York. This action is still in the discovery phase.

     Claim Against EklecCo

     On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland). On October 16, 1997, in New York State Supreme Court, Rockland County, EklecCo commenced suit against NY seeking to vacate the mechanic's lien and seeking specific enforcement of the contract, declaratory relief, damages for slander of title, and approximately $500,000,000 in damages from NY for breach of contract and intentional interference with contractual relations. The lien was not vacated and on February 9, 1998, EklecCo posted a bond in the amount of $14,254,730 to secure payment of NY's $13,640,747 mechanic's lien, interest, and court costs; accordingly, the court granted EklecCo's motion to discharge said lien. The court further ordered that discovery be expedited in this matter. This action is in the discovery phase.

     On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland). On October 16, 1997, in New York State Supreme Court, Rockland County, EklecCo commenced suit against NY. On February 9, 1998, the plaintiff posted a bond in the amount of $14,254,730 to secure payment of NY's $13,640,747 mechanic's lien, interest, and court costs; accordingly, the court granted the plaintiff's motion to discharge said lien. The court further ordered that discovery be expedited in this matter. This action is in the discovery phase.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

     The Private Securities Litigation Reform Act of 1995 ("Act") provides a safe harbor for forward-looking information made on behalf of the Company. All statements, other than statements of historical facts, which address the Company's expectation of sources of capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Forward-looking statements made by the Company are based on knowledge of the environment in which it operates; however, because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

General

     USABG Corp. (the "Company") was incorporated on September 12, 1988, in the State of Delaware, as Colonial Capital Corp. The Company's current name was established via the filing, in January 1998, of an amendment to its Certificate of Incorporation. The Company currently owns 56.8% of the outstanding shares of common stock of NY Construction of N.Y., Inc. ("NY"), 100% of the outstanding shares of common stock Royal Steel Services, Inc. ("Royal Steel") and 100% of the outstanding shares of common stock of Worldwide Construction Limited ("Worldwide"). These three subsidiaries are the only ones through which the Company operates. Two additional subsidiaries of the Company (each wholly-owned subsidiaries), One Carnegie Court Associates, Inc. and NY Construction Corp. (Maryland) (formerly U.S. Bridge Corp. (Maryland)) ceased operations in August 1997 and November 1996, respectively, though neither company has formally dissolved. Unless the context requires otherwise, all references to the Company include NY, Royal Steel, and Worldwide.

         Royal Steel was formed by the Company in November 1997 to undertake steel erection projects which carry a considerably smaller dollar value than those which NY undertakes. Worldwide was formed by the Company in December 1997, in the British Virgin Islands, as a holding company intended to own 80% of each of Falcon TChad S.A. ("Falcon") and Portshop S.A. ("Portshop"), American-run companies registered in Chad, a country located in Central North Africa. The remaining 20% of each of Falcon and Portshop is owned by Diversified Investments Africa S.A. ("DIA"), a Luxembourg company unaffiliated with the Company. Falcon will operate as a full service transportation, forwarding, and warehousing company in the city of N'Djamena. Portshop shall stock a duty free store in Chad's sole international airport. Worldwide shall operate as the liaison between Portshop and Falcon and the governmental or private entities with which Falcon and Portshop intend to contract in Chad.

     The following analysis of the years ended June 30, 1997 and 1996 comprises a description of the Company's subsidiaries since the Company itself did not at those times, and still does not, have any material operations of its own except for primarily stock related transactions.

     NY's operations are substantially controlled by Joseph M. Polito since he owns approximately 66.3% of the outstanding shares of the Company and may be considered the beneficial owner of NY. Mr. Polito is also a 100% shareholder of R.S.J.J. Realty Corp. ("RSJJ"), a company which leases administrative office space to NY at a cost of $20,000 per month pursuant to a signed lease agreement which extends through December 31, 1998. Mr. Polito has ownership interests also in Waldorf Steel Fabricators, Inc. ("Waldorf") (which ceased operations in August 1995), Crown Crane, Inc. ("Crown"), and Atlas Gem Leasing, Inc. ("AGLI") which provided services to NY for the years ended June 30, 1997 and 1996. Lastly, NY purchased from MD, certain materials and labor to perform steel erection service. For the years ended June 30, 1997 and 1996 purchases by NY from MD amounted to $371,321 and $622,050, respectively. MD ceased operations during September 1996 and, accordingly, NY purchased its steel from unrelated parties.

     NY commenced operations in or about June 1993 to serve primarily as a general contractor for construction projects sponsored by federal, state, and local government authorities in the New York State and Metropolitan areas. Though formed to operate as a general contractor, NY has operated primarily as a subcontractor and as a prime contractor on two projects. As of December 31, 1997, NY has completed in excess of twenty projects with an aggregate project value of $39,423,724 and is currently engaged in three (3) projects with an aggregate value of approximately $12,752,681. NY plans to maintain its subcontractor presence in the steel industry; however, it intends also to focus on obtaining projects as a general contractor.

     In December 1996, NY obtained a commitment for a Surety Bond Line of Credit ($10,000,000 single project limit) from UAGC for its general contracting projects. This commitment allows NY to pursue those general contracting projects in the public and private sectors which require Performance Bonds. To date, it has also allowed NY to obtain Performance Bonds and Labor and Material Bonds for the three subcontracting projects which have required same; the EcklecCo., Grand Central Terminal, and Korean Mission projects. However, since New York State and City agencies require bonds from bonding companies licensed by the State of New York and UAGC is not a New York licensed bonding company, NY has been unable to bid as a general contractor on projects for New York State and City agencies. NY has approached several New York licensed bonding companies, but as of the date hereof, has not been approved by any company to receive bonding.

     Though NY does not believe its business is seasonal, its operations are generally slow in the winter months due to the decrease in worker productivity because of weather conditions. Accordingly, NY may experience a seasonal pattern in its operating results with lower revenue in the third quarter of each fiscal year. Interim results may also be affected by the timing of bid solicitation, the stage of completion of major projects and revenue recognition policies. For the year ended June 30, 1997 and for the six months ended December 31, 1997, NY obtained new contracts valued at approximately $1,889,000 and $20,000, respectively. NY did not obtain any material new contracts for the six months ended December 31, 1997 because it did not provide the lowest bids for the projects for which it submitted same.


     NY recognizes revenue and costs for all contracts under the percentage of completion method. Cost of contract revenues includes all direct material and labor costs and those indirect costs related to contract performance. General and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress. Material project losses are provided for in their entirety without reference to the percentage of completion. As contracts can extend over one or more accounting periods, revision in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts become known.

     The current asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed on respective uncompleted contracts at the end of each period. The current liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings which exceed revenues recognized on respective uncompleted contracts at the end of each period.

     An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable and the amount can be estimated. NY has elected not to recognize any portion of the revenue associated with such unapproved change orders and claims until the amounts have been received or awarded. Claims are amounts in excess of the agreed contract price which NY seeks to collect for customer-caused delays, errors in specifications and designs, contract terminations, or change orders which are either in dispute or unapproved.

     Six months ended December 31, 1997 as compared to the six months ended December 31, 1996

     Contract revenues for the six months ended December 31, 1997 and 1996 amounted to $12,269,286 and $5,806,441, respectively. This net increase, amounting to $6,462,845 or approximately 111%, is partially a result of NY's backlog as of June 30, 1997 which amounted to approximately $6,100,000, and the change orders and termination of the EklecCo project. The change orders for the six months ended December 31, 1997 amounted to approximately $6,337,489 for EklecCo and a total of $934,000 for the remaining projects: Grand Central, Louis Vuitton, and Korean Mission. (In January 1998, due to certain project disputes, NY received a contract termination letter from the general contractor for the Korean Mission project.) During the six months ended December 31, 1997, approximately $7,286,000 (or 59%) of the revenue recognized during the period was collected. The remaining amounts uncollected represent retainage expected to be collected within the next one to two years or amounts which NY is attempting to collect under mechanic's liens. Approximately $965,000 (or 8%) of the revenue recognized was not billed at December 31, 1997.

     During the six months ended December 31, 1997, NY did not provide the lowest bids for the projects for which it submitted bids, and thus, obtained no new contracts during that period. As of December 31, 1997, NY's backlog amounted to approximately $3,227,000. Backlog represents the amount of revenue NY expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements for which work has not yet begun.

     On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland). On October 16, 1997, in New York State Supreme Court, Rockland County, EklecCo commenced suit against NY seeking to vacate a mechanic's lien filed against EklecCo and seeking specific enforcement of the contract, declaratory relief, damages for slander of title, and approximately $500,000,000 in damages from NY for breach of contract and intentional interference with contractual relations. The lien was not vacated, however, and on February 9, 1998, EklecCo posted a bond in the amount of $14,254,730 to secure payment of NY's $13,640,747 mechanic's lien, interest, and court costs; accordingly, the court granted EklecCo's motion to discharge said lien.

     The Company's gross profit for the six months ended December 31, 1997 and 1996 amounted to 18% and 29%, respectively. The decrease in gross profit for the six months ended December 31, 1997 as compared to the six months ended December 31, 1996 is primarily a result of an overall different mix of contracts with a lower gross profit percentage. The overall estimated gross profit for the six months ended December 31, 1997 was approximately 22% as compared to the six months ended December 31, 1996 whereby the overall estimated averages gross profit was 27%. Additionally, the effect of change orders and adjustments to estimated costs, as well as the interruption and termination of certain jobs, has resulted in reductions of overall gross profit.

     For the six months ended December 31, 1997 and 1996, NY paid $35,000 and $337,821, respectively, to MD for material and labor necessary to perform steel erection services. In November 1996, MD ceased substantially all of its operations, and NY began purchasing material and labor from unrelated third party steel fabricators. At December 31, 1997, NY owed MD $47,220, principally for advances in connection with the above services. Such amounts are non-interest bearing and are due on demand. The preceding transactions were eliminated in consolidation.

     Below is a summary of the Company's billings and collections for the six months ended December 31, 1997:


                                                Gross contract and         Allowances for uncollectible           Net contracts
                                               retainage receivables                                               receivables



Balances at June 30, 1997

                                                 $ 11,249,297                     $ 2,287,000                    $ 8,962,297



Billings for the six months
ended December 31, 1997


                                                    13,380,093                --                                   13,380,093



Collections during the six
months ended December 31, 1997


                                                    12,325,237                         128,000                     12,197,237
                                                    ----------                         -------                     ----------



Balances at December 31, 1997

                                                   $12,304,153                      $2,159,000                 $10,145,153(1)
                                                   ===========                      ==========                 ===========


     (1) Through March 20, 1998, NY collected approximately $567,000 (or 6%) of its net contract receivables. As of December 31 1997, $5,917,454 (or approximately 58%) of its net receivables is due from the EklecCo project. The project was to be performed in two phases. NY commenced work on Phase I during June 1996. The project was terminated in October 1997, when it was approximately 98% complete. On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland), for the EklecCo project. See Business -- Legal Proceedings -- Claim Against EklecCo.

     In addition to the EklecCo lien, NY has filed various other liens on certain other projects with net receivables amounting to approximately $1,954,324. With regards to the remaining receivables, amounting to approximately $2,260,000 (approximately $725,000 of which represents retainage that is not expected to be collected within one year), NY expects to collect approximately the remaining $1,535,000 during the third and fourth quarters of fiscal 1998.

     As of December 31, 1997, NY was engaged in three (3) major projects (Grand Central Terminal, Louis Vuitton, and Korean Mission) with a total contract value amounting to $12,752,681 whereby the backlog associated therewith amounted to $3,227,260. The contract receivables associated with these ongoing projects is approximately $974,000. In January 1998, due to certain disputes on the Korean Mission project, NY received a contract termination letter from the general contractor thereof.

     General and administrative expenses have increased by $82,811 (or 6%) to $1,448,402 for the six months ended December 31, 1997 from $1,365,591 for the six months ended December 31, 1996. The increase in general administration costs is mainly attributable to an overall increase of NY's administrative salaries associated with the material increase in contract revenue and certain general corporate overhead.

     For the six months ended December 31, 1997, the Company recorded an estimated income tax expense of $212,768 whereby for the six months ended December 31, 1996, no income tax expense was recorded by the Company as a result of its then net operating tax carryforward which was subsequently utilized.

     Year ended June 30, 1997 as compared to the year ended June 30, 1996



     Contract revenues for the years ended June 30, 1997 and 1996 amounted to $15,494,447 and $7,401,433, respectively. This net increase of $8,093,014 (or approximately 109%) is a direct result of NY's $17,943,400 backlog as of June 30, 1996. This backlog amount represents the contracts NY entered into during the latter part of its June 30, 1996 fiscal year. During the year ended June 30, 1997, NY obtained new contracts and change orders to previous contracts aggregated approximately $3,600,347. Included in contract revenues are revenues from consulting and profit sharing agreements on certain projects. Consulting revenues for the year ended June 30, 1997 totaled $0 as compared to the year ended June 30, 1996 wherein same totaled $200,000. Accordingly, revenues for the year ended June 30, 1997 from NY's core business, construction contracts, increased by approximately $8,293,000 as compared to the year ended June 30, 1996. During the year ended June 30, 1997, approximately $7,469,000 (or 48%) of the revenue recognized was collected. Approximately $4,643,000 (or 30%) was collected during the subsequent six month period ended December 31, 1997. The remaining amounts uncollected represent retainage expected to be collected within the next one to two years or amounts which NY is attempting to collect under mechanic's liens. Approximately $1,718,000 (or 11%) of the revenue recognized was not billed at June 30, 1997.

     As of June 30, 1997, NY's backlog amounted to approximately $6,100,000. Backlog represents the amount of revenue NY expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements for which work has not yet commenced. NY's gross profit for the years ended June 30, 1997 and 1996 has remained fairly constant between 27% and 28%, respectively.

     Below is a summary of the Company's billings and collections for the year ended June 30, 1997:


                                                 Gross contract and          Allowances for uncollectibles         Net contracts
                                                Retainage receivables                                               receivables



Balances at June 30, 1996

                                                     $ 4,613,665                      $ 1,000,000                 $ 3,613,665



Billings for the year ended
June 30, 1997

                                                      15,672,846                        1,287,000                  14,385,846



Collections for the year
ended June 30, 1997


                                                       9,037,214                --                                  9,037,214
                                                       ---------                                                    ---------



Balances at June 30, 1997

                                                     $11,249,297                       $2,287,000                 $ 8,962,297
                                                     ===========                       ==========                 ===========



     As of June 30, 1997, NY increased its allowance up to $2,287,000 to reserve for the uncollectibility of certain receivables for which mechanic's liens were filed. Of the total net contract receivable amounting to $8,943,147, approximately $1,140,040 was due from the Stillwell project, $1,888,221 was due from the EklecCo project, $1,312,904 from the Grand Central Project, and $2,132,035 from Louis Vuitton. For the years ended June 30, 1997 and 1996, NY had three unrelated customers, which accounted for approximately 86% and 62%, respectively, of total revenues. As of June 30, 1997 and 1996, approximately 83% and 89%, respectively, of contracts and retainage receivables are due from four and three customers respectively.

     For the years ended June 30, 1997 and 1996, NY purchased from Waldorf, approximately $0 and $180,333, respectively, of the materials and labor necessary to perform fabrication services. Lastly, for the years ended June 30, 1997 and 1996, NY paid $371,321 and $622,050, respectively, to MD for materials and labor necessary to perform steel erection services. In November 1996, MD ceased operations, and NY began purchasing material and labor from unrelated third party steel fabricators. At June 30, 1997, NY owed MD $62,606, principally for advances in connection with the above services: such amounts are non-interest bearing and are due on demand.

     General and administrative expenses have increased by $441,517 or 18%, to $2,934,916 for the year ended June 30, 1997, from $2,493,399 for the year ended June 30, 1996. The increase in general administration costs is mainly attributable to an overall increase in NY's administrative salaries associated with the material amount of increase in contract revenue and the Company's stock-based compensation expenses.

     For the year ended June 30, 1996, the Company recorded an income tax benefit of $860,960 resulting primarily from NY's utilization of its net operating loss of approximately $1,700,000.

Liquidity and Capital Resources


     At December 31, and June 30, 1997, the Company's working capital amounted to $7,445,671 and $2,546,132, respectively. As of December 31, and June 30, 1997, the Company's net contract receivable amounted to $10,145,153 and $8,962,297, respectively.

     Of the $10,126,003 of net contract and retainage receivables as of December 31, 1997 through March 20, 1998, NY has collected approximately $567,000 or 5.6%. The collectibility of $7,866,448, which represents the amount of receivables (net of allowances) associated with mechanic's liens placed by NY on certain jobs, cannot be determined by NY due to the surrounding circumstances and the legal process associated in collecting funds whereby a lien has been placed on a project. The remainder of the receivables, amounting to approximately $1,690,000, is expected to be collected during the third and fourth quarters of fiscal 1998.

     As a result of the slow collection process associated with the above circumstances, the Company was unable to pay its payroll tax obligations and rent on a timely basis. Upon the collection or settlement of a major portion of contracts receivable, the Company's first priority is to pay down its payroll tax obligations as much as possible. The accrued and unpaid rent has been settled by NY with NY issuing stock to its landlord, RSJJ. Although the lack of no new contracts has an effect on revenue and net income, the Company is confident that based on its bidding process, it will obtain new contracts. Based on the Company's backlog at December 31, 1997, amounting to approximately $3,200,000, and its vigorous attempts to collect a portion of its contract receivables, the Company expects to generate sufficient cashflow to satisfy its cash requirements during the next twelve months.

     Net cash provided by operating activities amounted to $863,843 for the six months ended December 31, 1997. The major components of such provision of cash was directly attributed to the Company's income amounting to $240,003 and increases in accounts receivable net of increases of its payroll taxes payable and accrued expenses. For the six months ended December 31, 1996, the net cash used for operating activities amounted to $146,475 which is principally attributable to increases in account receivables, decreases in costs and estimated earnings in excess of billings on uncompleted contracts, and increases in accounts payable.

     With regards to investing activities, the Company used $8,997 of cash for the six months ended December 31, 1997 for the acquisition of fixed assets and an increase in the value of restricted cash.

     As of December 31, 1997, the Company owes approximately $1,951,875 of payroll taxes and related estimated penalties and interest. Although as of December 31, 1997 the Company has not entered into any formal repayment agreements with the respective tax authorities, it has been making payments to same based on oral arrangements negotiated therewith.

     In November 1997, NY entered into an agreement with the Iron Workers Locals 40, 361, and 417 Joint Security Funds (the "Union") in order to liquidate $1,750,000 owed for unpaid union dues and benefits. NY agreed to pay $75,000 by January 1998 and at least $25,000 monthly commencing March 1, 1998 with interest at 9.5% per annum. As collateral, NY assigned its retainage receivable from the

EklecCo project as well as $1,750,000 of NY's related mechanic's lien (which was discharged on the lien-debtor's payment of a bond with the court). Upon the distribution of any funds under such bond, the Union will be repaid any balance it is owed, in full, and NY shall receive the remainder thereof. NY will receive credit for any payments received by the Union related to the assigned portion of the bond.

     Net cash provided by operating activities for the year ended June 30, 1997 amounted to $578,792. The major component of such cash provision was increases in accounts payable, payroll taxes payable, and accrued expenses net of increases in contracts receivables. For the year ended June 30, 1996, the net cash used for operating activities amounted to $2,055,771 which amount is principally attributable to increases in accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts and accounts payable.

     The Company used $200,852 in cash from financing activities for the year ended June 30, 1997. Such cash was used primarily for advances to affiliates and officers. During the year ended June 30, 1996, $2,249,171 in cash was provided by financing activities. Such cash was provided primarily by proceeds from NY's initial public offering. Such proceeds were used subsequently to secure bonding and provide general working capital until such time as NY generated sufficient cash flows to support its operations.

     As of June 30, 1997, the Company owed approximately $1,634,614 in payroll taxes and related penalties and interest. At June 30 ,1997 the breakdown was $1,289,960 to the IRS and $344,654 to State payroll tax authorities. As of June 30, 1997, the Company has been making monthly payments to the respective tax authorities pursuant to oral agreements negotiated with same.

     In August 1996, the Company issued 400,000 shares of common stock in payment of a loan of $300,000. The stock has been valued at $1.00 per share, representing the average market value at the time of the loan. Accordingly, interest expense in the amount of $100,000 has been recorded.

     In December 1996, the Company issued bonuses aggregating 114,617 shares of Common Stock to the consultants and employees of its subsidiary, NY; it also issued an option to purchase 400,000 shares of Common Stock to Joseph Polito; an option to purchase 100,000 shares of Common Stock to Ronald Polito; and an option to purchase 75,000 shares of Common Stock to Steven Polito pursuant to the Company's 1994 Senior Management Incentive Plan. These shares have been valued at $1.875 per share with a 50% discount due to the restricted nature of the stock for a total of $107,452.


     In February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered the resale of a total of 686,617 shares of Common Stock, 575,000 shares of which are underlying options pursuant to the Company's 1994 Senior Management Incentive Plan. The options are exercisable at various prices ranging from $1.750 each to $1.925 each and were exercisable at the then fair market value and no additional compensation was recorded. Under the terms of the issue, the officer could execute a note for payment of the shares. In March 1997, 125,000 shares of common stock were issued pursuant to these options. The officer elected to execute a note, payable on demand resulting in a reduction of stockholders' equity for the balance of the note of $240,625. See "Certain Relationships and Related Transactions."


     In December 1997, the Company authorized the issuance of 250,000 shares of its common stock during the third quarter of its fiscal year pursuant to its Senior Management Incentive Plan. Of the 250,000 shares, all of which were issued in March 1998, 150,000 were issued to the Company's President, and 25,000 shares each were issued to each of the Company's Secretary and Treasurer. The remaining 50,000 shares were issued to consultants to the Company.

     In December 1997, NY authorized the issuance, in its third fiscal quarter, of 340,000 shares of Common Stock to management and certain employees and consultants of NY. 290,000 of such shares were issued pursuant to NY's Management Plan as follows: 150,000 were issued to NY's President, 70,000 were issued to NY's Secretary, and 70,000 were issued to NY's Treasurer. The remaining 50,000 shares were issued to various employees and consultants of NY. NY also authorized the filing of a Post-Effective Amendment to the Form S-8 Registration Statement filed in February 1997, wherein the resale of the aforesaid shares is to be registered.

     In February 1998, NY agreed to issue 106,667 shares of its common stock to the Company as consideration to the Company for issuing 192,000 shares of its own common stock to RSJJ in consideration for payment in full of the rent due by NY to RSJJ for the period from January 1, 1998 to December 31, 1998. The value of NY's shares issued will be recorded at their estimated market value at the date of authorization ($2.12 per share) with a 50% discount due to the restricted nature of the stock. The value of the Company's shares issued will be recorded at their estimated market value at the date of authorization ($1.06 per share) with a 50% discount due to the restricted nature of the stock. The conversion of accounts payable into equity will result in a gain of approximately $23,000 due to the difference in the market values of the Company's and NY's respective stocks.

     In January 1998, the Company raised a net of $450,000 after a 10% commission, in connection with a Private Placement to fund the Chadian operation, from the sale of $500,000 of convertible debentures. Such debentures are due January 30, 2000 with interest accruing at 8% per annum. The Debentures, plus interest accrued thereon, are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement (the "Private Placement" or "Private Placement Offering") ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures. See "Business - 1998 Private Placement."

Legal Proceedings

     NY is a party to various claims and legal proceedings incidental to its business. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist with respect thereto. Accordingly, it is possible that results of operations or liquidity in a particular period could be materially affected by certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending or asserted will not have a materially adverse effect on the financial position of NY.

     In April 1995, NY commenced an Article 78 proceeding in the Supreme Court of the State of New York, County of New York, against the Commissioners of the State Insurance Fund and the State Insurance Fund to annul the cancellation of NY's workers' compensation policy and to annul the rates, classifications, and premiums assigned to NY. In December 1995, the Commissioners of the State Insurance Fund for and on behalf of the State Insurance Fund commenced suit against Joseph Polito, Ronald Polito, Steven Polito, NY, Metro Steel Structures, Ltd. (now known as NY), One Carnegie Court Associates, Inc. ("One Carnegie"), and others alleging that certain workers' compensation insurance policies obtained for various insured defendants were obtained fraudulently and that the defendant corporations failed to pay the appropriate premiums. The claims against NY, amounting to approximately $3 million, are limited to a policy covering the period April 29, 1993 through December 1994. The aforesaid actions settled for an aggregate of $750,000, payable by defendants over a five-year period pursuant to certain more specific terms which are still in negotiation. The Company expects that all relevant settlement documents will be completed and executed by May 1998. See "Business - Legal Proceedings."

     On February 25, 1997, in New York State Supreme Court, Kings County, NY and Metro Steel Structures, Ltd. commenced suit against Perini Corporation, Metropolitan Transportation Authority, New York City Transportation Authority, and Fidelity and Deposit Company of Maryland. NY's claim for relief in this action is $2,199,560. On February 26, 1997, in New York State Supreme Court, Queens County, NY, Metro Steel Structures, Ltd., and McKay Enterprises, Inc. commenced suit against Perini Corporation, Department of Transportation of the City of New York, and Fidelity and Deposit Company of Maryland. NY's claim for relief in this action is $844,932. Both actions are for labor performed and materials supplied including money owed under the contract and money due for "extra" work with regard to the rehabilitation of the (i) Viaduct at the Stillwell Avenue Station, and (ii) the 39th Street Bridge, respectively. These actions are still in the discovery phase. See "Business - Legal Proceedings."

     On February 7,1997, Perini Corporation filed a related action against NY and Metro Steel Structures, Ltd. in New York State Supreme Court, Kings County. Perini's claims against NY total $1,140,560 and allege defective work on the Stillwell Avenue project and upon a loss/profit agreement for both the Stillwell Avenue project and the 39th Street Bridge project. NY has counterclaimed for the amounts set forth above in the discussion of the two actions involving Perini Corporation, and its claims are based upon the same theories as are set forth above. See "Business - Legal Proceedings."

     On or about May 13, 1997, in the New York Supreme Court, Suffolk County, NY commenced suit against Kiska Construction, the State of New York, acting through the New York State Comptroller, the New York State Department of Transportation, and the Seaboard Surety Company. NY's claim for relief in this action is $279,346. The claim is for labor performed and materials supplied including money owed under the contract and money due for "extra" work regarding the rehabilitation of the Robert Moses Causeway Northbound Bridge over the State Boat Channel, in Suffolk County, New York. This action is still in the discovery phase. See "Business - Legal Proceedings."

     On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland). On October 16, 1997, in New York State Supreme Court, Rockland County, EklecCo commenced suit against NY seeking to vacate the mechanic's lien and seeking specific enforcement of the contract, declaratory relief, damages for slander of title, and approximately $500,000,000 in damages from NY for breach of contract and intentional interference with contractual relations. The lien was not vacated and on February 9, 1998, EklecCo posted a bond in the amount of $14,254,730 to secure payment of NY's $13,640,747 mechanic's lien, interest, and court costs; accordingly, the court granted EklecCo's motion to discharge said lien. The court further ordered that discovery be expedited in this matter. This action is in the discovery phase. See "Business - Legal Proceedings."

                                   MANAGEMENT

Officers and Directors.

     The names, ages, and positions of the Company's Executive Officers and Directors are as follows: Position with the Name Age Company

Joseph M. Polito                                              63                        President and Director
Ronald J. Polito                                              38                        Secretary and Director
Steven J. Polito                                              35                        Treasurer and Director
Marvin Weinstein                                              66                        Director
Ronald Murphy                                                 56                        Director
----------------------------

     All Directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Vacancies on the Board of Directors may be filled by the remaining Directors. Officers are elected annually by, and serve at the discretion of, the Board of Directors. There are no family relationships between or among any Officers or Directors of the Corporation, except that Joseph Polito is the father of both Steven and Ronald Polito. The Company has an audit committee and compensation committee, both of which include the outside Directors and Ronald Polito as the inside Director.

     Joseph M. Polito has been the President and Director of the Company since April 1994. He has been the president and a Director of NY since its inception in 1990, and prior to the Acquisitions in April 1994, he was the sole shareholder of NY. Mr. Polito oversees all of the Company's operations. Since its inception in 1994, Mr. Polito has been the president and a Director of MD, a wholly-owned subsidiary of the Company. Since December 1990, Mr. Polito has been the president and sole Director and shareholder of One Carnegie, also a wholly-owned subsidiary of the Company. Since 1988, Mr. Polito has been a 50% shareholder of Crown, a company which leases cranes for construction projects. Since 1986, Mr. Polito has been the president and 100% shareholder of Atlas Gem Leasing, Inc., a company which leases generators and other construction equipment. Mr. Polito has also been the president and sole Director and shareholder of Waldorf since 1990. Before it ceased operating in August 1995, Waldorf fabricated steel and sold same to NY. Since 1983, Mr. Polito has been the president and 100% shareholder of RSJJ, a company which owns and leases real property.

     Since 1976, Mr. Polito has been a member of the Allied Building Metal Industries, Inc. ("ABMII"), a trade association which has the authority to negotiate with the unions in order to better the construction industry. He was the president of same from 1992 until 1993. Since approximately 1987, Mr. Polito has been the Chairman of the Steel Institute of New York, a trade association similar to the ABMII. From the mid-1980's to the mid-1990's, Mr. Polito was a member of the Building Trades Association Joint Safety Committee. Since the mid-1980's, he has served on the Council of Presidents of New York Building Congress, Inc. Since the mid-1970's, Mr. Polito has been a member of the of the International Union of Structural Ironworkers, locals 40, 361, and 417. He has been co-chairman of this organization since the early 1990's.

     Ronald J. Polito has been the Secretary and a Director of the Company since April 1994. Mr. Polito has been the secretary and a Director of NY since its inception in 1990. Mr. Polito oversees the daily progress on all projects and analysis of the final costs and profits of jobs completed and the preparation and bidding on new projects. Since its inception in 1994, Mr. Polito has been the secretary and a Director of MD. From its inception in 1990 until March 1995, he was also the treasurer of NY. Since December 1990, Mr. Polito has been the secretary of One Carnegie and Waldorf. Since 1983, Mr. Polito has been the secretary of RSJJ. Mr. Polito received a Bachelor of Science Degree in Civil Engineering from Brooklyn Polytechnical Institute in 1981. He is the son of Mr. Joseph Polito.

     Steven J. Polito has been Treasurer of the Company since March 1995 and a Director of the Company since April 1994. Mr. Polito was elected treasurer of NY in March 1995. Mr. Polito oversees the daily operations for projects in process and projects completed, including purchasing and leasing of materials and machinery and the distribution of labor. He had previously been a Project Manager and has been a Director of NY since its inception in 1990. Since its inception in 1994, Mr. Polito also has been the treasurer and a Director of MD. Since 1988, Mr. Polito has been the treasurer of One Carnegie, Waldorf, and RSJJ. He is the son of Mr. Joseph Polito.

     Marvin Weinstein was elected Director of the Company in January 1998. Mr. Weinstein was the President and sole shareholder of M. Weinstein Associates from 1988 to 1996. This company provided consulting services to the companies in the steel industry. Mr. Weinstein retired in 1996. Neither NY nor the Company engaged M. Weinstein Associates to provide any consulting services.

     Ronald Murphy was elected Director of the Company in February 1998. Mr. Murphy has been a private investigator since 1997. Prior thereto, from 1983 to 1996, Mr. Murphy was involved in the construction industry. From 1993-1996, he was Field Operations Supervisor for The Steel Institute of New York. From 1983-1993, he was office manager and supervisor for Crown and Atlas Gem, respectively. Prior to entering the construction industry, from 1966 to 1982, Mr. Murphy was a New York City police officer.


     Significant Employees of the Company


     Richard Miller has been an employee of the Company since September 1997. When Falcon was formed, he became chief executive officer thereof.

Significant Employees of NY

     John G. Bauer has been the chief administrative officer (a non-executive position) of the Company since February 1995. Since its inception in March 1992, Mr. Bauer has been the President and a Director of Dynamic Construction Consulting, Inc. ("Dynamic"), a company of which Mr. Bauer was the founder. Dynamic provides construction management and consulting services to NY and other companies. From July 1988 to March 1992, Mr. Bauer was a Vice President of Tishman Construction Corp. of N.Y., a construction company.

     Michael Panayi has been a structural engineer for NY since June 1993. From 1987 to 1993, Mr. Panayi was a structural engineer for Atlas Gem.

     William J. Kubilus, a professional estimator in the field of general contracting and subcontracting since 1966, joined NY in 1996 to provide estimating expertise for the Company's general contracting and subcontracting bids. Prior to joining NY, from 1993 to 1996, Mr. Kubilus was an estimator for Lazzinarro General Contracting. From 1989 to 1993, he was an estimator for NICO Construction.

     As permitted under Delaware's General Corporation Law, the Company's Certificate of Incorporation eliminates the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against Directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation.

     Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, Officers, and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer, or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue by such court.

                             EXECUTIVE COMPENSATION

                 Summary of Cash and Certain Other Compensation

     The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by NY, the Company's subsidiary, during the years ended June 30, 1997, 1996 and 1995.

                           Summary Compensation Table

                               Annual Compensation

(a)                        (b)     (c)              (d)              (e)                        (f)                          (g)
Name                                                                                            Restricted
and Principal                                                         Other Annual              Stock                     Options/
Position                   Year    Salary ($)       Bonus ($)        Compensation ($)           Awards ($) (1)             SARS (#)
------------------         ----    ----------       ---------        ----------------          --------------             --------

Joseph M. Polito           1997     $330,000             -             $  68,642(2)              $175,000 (2)            500,000 (3)
President and              1996      300,000             -               111,911(2)                93,750 (4)
Director                   1995      378,000             -                68,200(2)                    -                  25,000 (5)

Ronald Polito              1997     $118,800             -              $ 17,194  (6)              $4,375 (7)            100,000
Secretary and              1996      125,000             -                15,144 (6)                   -                      -
Director                   1995      121,000             -                21,200 (6)                   -                      -

Steven Polito              1997      $86,580             -              $  8,572 (8)                $4,375 (7)            75,000
Treasurer and              1996       94,000             -                 8,275 (8)                  -                       -
Director                   1995       91,575             -                 9,900 (8)                  -                       -


     (1) At the end of the fiscal year, Joseph M. Polito held 4,497,156 shares of Restricted Stock valued at $5,059,301. Ronald Polito and Steven Polito each held 2,500 shares of Restricted Stock valued at $2,812.50. Valuations are based on the closing bid price of Common Stock ($1.125) on June 30, 1997, as reported by a market maker.

     (2) Includes (i) the payment of premiums on a life insurance policy of $10,722, $54,362, and $46,000 for the years ended June 30, 1997, 1996, and 1995, respectively; (ii) the payment of travel expenses of $50,000, $50,000, and $22,200 for the years ended June 30, 1997, 1996, and 1995, respectively; and
(iii) the payment of an automobile lease of $7,920 and $7,549 for the years ended June 30, 1997 and 1996. See "-Employment and Consulting Agreements."

     (3) Represents (i) 100,000 shares of Common Stock issued as a bonus in December 1996 under the Company's 1994 Senior Management Incentive Plan; (ii) options to purchase 400,000 shares of Company Common stock under the Company's Stock Option Plan, exercisable at $1.925 per share (which is 110% of the market price of same on December 2, 1996); and (iii) options to purchase 125,000 shares of common stock of NY at $1.10 per share, all of which options have been exercised and 60,000 shares exercised which have been resold. See "-1994 Senior Management Incentive Plan." Valuation on the 100,000 restricted shares is based on the closing bid price of Common Stock ($1.75) on December 2, 1996, as reported by a market maker.

     (4) Based on the closing bid price of Common Stock ($.625) on August 15, 1995, as reported by a market maker. As a bonus upon completion of NY's initial public offering, Mr. Polito was issued 150,000 shares of Common Stock subject to a vesting whereby 50,000 shares vested upon issuance; 50,000 vested on August 15, 1996; and 50,000 vested on August 15, 1997. All of these shares have vested and have been issued.

     (5) In accordance with his employment agreement, Mr. Polito received options to purchase 25,000 shares of common stock of NY at $5.50 per share. These shares vested over a three year period. See "-Employment and Consulting Agreements".

(footnotes continued from previous page)

     (6) Includes (i) payments on the lease of an automobile of $5,416, $5,416, and $8,000 for the years ended June 30, 1997, 1996, and 1995, respectively; (ii) the payment of premiums on a term life insurance policy of $8,510, $4,684, and $5,800 for the years ended June 30, 1997, 1996, and 1995, respectively; and
(iii) a travel allowance of $12,705, $2,971, and $7,400 for the years ended June 30, 1997, 1996, and 1995, respectively.

     (7) Reflect the value of the ownership of 2,500 shares of Common Stock at $1.125, the market price on June 30, 1997.

     (8) Includes (i) the payment of an automobile lease of $5,304, $5,304, and $6,700 for the years ended June 30, 1997, 1996, and 1995, respectively; and (ii) a travel allowance of $3,268, $2,971, and $3,200 for the years ended June 30, 1997, 1996, and 1995, respectively.

Stock Options

     The following table sets forth certain information concerning the grant of stock options made during the year ended June 30, 1997 under the Company's 1994 Senior Management Incentive Plan.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

====================================================================================================================================
                                                 Individual Grants
------------------------------------------------------------------------------------------------------------------------------------
             (a)                            (b)                      (c)                      (d)                      (e)
                                                             % of Total Options/SAR's
                                 # of Securities underlying  Granted to Employees
                                 Options/SARs Granted(1)     in Fiscal Year               Exercise or
Name                                                                                      Base Price ($/share)   Expiration Date
------------------------------------------------------------------------------------------------------------------------------------

Joseph M. Polito                          400,000                   69.56%                  $1.925               December 1, 2001

Ronald J. Polito                          100,000                   17.39%                   $1.75               December 1, 2001

Steven J. Polito                          75,000                    13.04%                   $1.75               December 1, 2001
====================================================================================================================================

     (1) Represents incentive stock options granted under the Company's 1994 Senior Management Incentive Plan (the "Management Plan").

     The following table contains information with respect to employees of the Company concerning options held as of June 30, 1997:

                AGGREGATE OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


==================================================================================================================================

             (a)                         (b)                     (c)                       (d)                      (e)
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              Value of Unexercised
                                                                                Number of Unexercised         In-The-Money Options/
                                                                                Options/SAR's at FY-End       SAR's at FY-End($)
                                                                                Exercisable/Unexercisable     Exercisable/
                                                                                                              Unexercisable
                                                                 Value
                                Shares Acquired on Exercise      Realized($) (1)
            Name
----------------------------------------------------------------------------------------------------------------------------------

Joseph M. Polito                       125,000                   $ 0                    275,000/0                 0/0 (2)
Ronald J. Polito                          0                       0                     100,000/0                 0/0 (3)
Steven J. Polito                          0                       0                     75,000/0                  0/0 (3)

==================================================================================================================================

     (1) Based upon the average bid and asked prices for such Common Stock on June 30, 1997 ($1.125), as reported by a market maker.

     (2) Since the options are exercisable at $1.925, there is no value to such options as of June 30, 1997.

     (3) Since the options registered to Ronald and Steven Polito under the February 1997 S-8 are exercisable at $1.75, there is no value to such options as of June 30, 1997.


     Employment and Consulting Agreements


     Joseph Polito entered into an employment agreement with NY dated April 4, 1995, whereby Mr. Polito agreed to devote 80% of his business time to the affairs of NY. The agreement is for a term of approximately three years and expires on June 30, 1998. Pursuant to the terms of the agreement Mr. Polito is to receive an annual salary of $300,000 per annum until June 30, 1996 with 10% yearly escalation, subject to adjustment by the Board of Directors. Mr. Polito is also to receive a yearly non-accountable expense allowance of $50,000. Mr. Polito received stock options under NY's 1994 Senior Management Incentive Plan to purchase 25,000 shares at $5.50 per share, vesting at the rate of 7,500 in each of April 1996 and 1997 and 10,000 in April 1998. Mr. Polito also has the right to receive a yearly bonus equal to five percent (5%) of the first $1,000,000, upon reaching $1,000,000 and five percent (5%) of the next $500,000, upon reaching $1,500,000 and five percent (5%) after $1,500,000, of all the pre-tax profits of NY. NY shall pay to Mr. Polito a monthly draw of $10,000 against the bonus.

     Pursuant to the agreement, NY shall pay the premiums on a $3,500,000 life insurance policy for the benefit of individuals as directed by Mr. Polito, with an estimated yearly premium of $80,000. The agreement restricts Mr. Polito from competing with NY for a period of one year after the termination of his employment. The agreement provides for severance compensation to be paid to Mr. Polito if his employment with NY is terminated or there is a decrease in responsibilities or duties following a change in control of NY. The severance compensation shall be made in one payment equal to three times the aggregate annual compensation paid to the Employee during the preceding calendar year.

     Steven and Ronald Polito receive annual salary compensations of $94,000 and $125,000, respectively, from NY, which compensation levels commenced in March 1995 and April 1994, respectively. Both individuals also receive a car allowance equal to the monthly lease payments on their automobiles and travel expenses. Ronald Polito receives the payment of premiums on a life insurance policy of which he chooses the beneficiaries. Neither individual has entered into an employment agreement with NY.

     1994 Senior Management Incentive Plan

     In December 1994, the Board of Directors adopted the 1994 Senior Management Incentive Plan (the "Management Plan") which was thereafter approved by shareholder consent. The Management Plan provides for the issuance of up to 2,000,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to Executive Officers and consultants.

     In December 1996, the Company issued 575,000 stock options to Messrs. Joseph, Ronald, and Steven Polito as follows: Mr. Polito received an option to purchase 400,000 shares of Common Stock (he exercised the option and purchased 125,000 shares in March 1997 and shortly thereafter sold 60,000 of said shares); Steven Polito received an option to purchase 100,000 shares of Common Stock; and Ronald Polito received an option to purchase 75,000 shares of Common Stock. In March 1998, pursuant to the Management Plan, the Company issued bonuses of 150,000 shares of Common Stock to Joseph M. Polito and 25,000 shares of Common Stock to each of Ronald Polito and Steven Polito.

     The adoption of the  Management  Plan was prompted by the Company's  desire
(i) to attract and retain qualified personnel, whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential, by encouraging those persons to acquire equity in the Company; and
(ii) to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding Executive Officers, key employees, and consultants without unnecessarily depleting the Company's cash reserves. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer executives, key employees, and consultants a personal interest in the Company's growth and success through the grant of stock options and/or other rights pursuant to the Management Plan. It is contemplated that only those executive management employees (generally the Chairman of the Board, Vice Chairman, Chief Executive Officer, Chief Operating Officer, President, and Vice President of the Company), key employees, and consultants who perform services of special importance to the Company will be eligible to receive compensation under the Management Plan. A total of 2,000,000 shares of Common Stock are reserved for issuance under the Management Plan.

     Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if such a committee is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as "the Administrator"). Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine (i) the recipients of the awards; (ii) the nature of the awards to be granted; (iii) the dates such awards will be granted;
(iv) the terms and conditions of the awards; and (v) the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a Director of the Company shall also be subject - in the event the persons serving as members of the Administrator of the Management Plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 (" Rule 16b-3") promulgated under the Exchange Act - to the approval of an auxiliary committee consisting of not less than two individuals who are considered "disinterested persons" as defined under Rule 16b-3. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required.

     The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted shall become exercisable in full upon certain "change of control" events as described in the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares, and price per share of stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the Board of Directors, except that any amendment which (i) would increase the total number of shares subject to such plan; (ii) extend the duration of such plan; (iii) materially increase the benefits accruing to participants under such plan; or (iv) change the category of persons who can be eligible for awards under such plan, must be approved by the affirmative vote of a majority of the shareholders entitled to vote. The Management Plan permits awards to be made thereunder until November 2004.

     Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights), and restricted stock purchase agreements (as described below).

     Stock Options. Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs"). ISOs may be granted at an option price of not less than 100% of the fair market value of the Common Stock on the date of grant, except that an ISO granted to any person who owns capital stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company ("10% stockholder") must be granted at an exercise price of at least 110% for the fair market value of the Common Stock on the date of the grant. The exercise price of the non-ISOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. Unless the Administrator determines otherwise, no ISO or non-ISO may be exercisable earlier than one year from the date of grant. ISOs may not be granted to persons who are not employees of the Company. ISOs granted to persons other than 10% stockholders may be exercisable for a period of up to ten (10) years from the date of grant; ISOs granted to 10% stockholders may be exercisable for a period of up to five years from the date of grant. No individual may be granted ISOs that become exercisable in any calendar year for Common Stock having a fair market value at the time of grant in excess of $100,000. Non-ISOs may be exercisable for a period of up to thirteen (13) years from the date of grant.

     Payment for shares of Common Stock purchases pursuant to exercise of stock options shall be paid in full in (i) cash, (ii) by certified check, or, (iii) at the discretion of the Administrator by shares of Common Stock having a fair market value equal to the total exercise price or (iv) by a combination of the above. The provision that permits the delivery of already owned shares of stocks as payment for the exercise of an option may permit "pyramiding." In general, pyramiding enables a holder to start with as little as one share of common stock and, by using the shares of common stock acquired in successive, simultaneous exercises of the option, to exercise the entire option, regardless of the number of shares covered thereby, with no additional cash or investment other than the original share of common stock used to exercise the option.

     Upon termination of employment or consulting services, an optionee will be entitled to exercise the vested portion of an option for a period of up to three months after the date of termination, except that if the reason for termination was a discharge for cause, the option shall expire immediately, and if the reason for termination was for death or permanent disability of the optionee, the vested portion of the option shall remain exercisable for a period of twelve
(12) months thereafter.

     Incentive Stock Rights. Incentive stock rights consist of incentive stock units equivalent to one share of Common Stock in consideration for services performed for the Company. Each incentive stock unit shall entitle the holder thereof to receive, without payment of cash or property to the Company, one share of Common Stock in consideration for services performed for the Company or any subsidiary by the employee, subject to the lapse of the incentive periods, whereby the Company shall issue such number of shares upon the completion of each specified period. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his/her heirs, as the case may be, shall be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the holder's death or disability.

     Stock Appreciation Rights (SARs). SARs may be granted to recipients of options under the Management Plan. SARs may be granted simultaneously with, or subsequent to, the grant of a related option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR, and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO. A holder may be granted general SARs ("General SARs") or limited SARs ("Limited SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock, or a combination of both) equal to the number of SARs exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to General SARs, except that, unless the Administrator determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following "Change of Control" transaction: (i) the approval of the Board of Directors of consolidation or merger in which the Company is not the surviving corporation, the sale of all of substantially all the assets of the Company, or the liquidation or dissolution of the Company; (ii) the commencement of a tender or exchange offer for the Company's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity (other than the Company or any employee benefit plan sponsored by the Company) of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) if during any period of two years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new Director is approved by at least a majority of the Directors then still in office.

     The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs.

     Restricted Stock Purchase Agreements. Restricted Stock Purchase Agreements provide for the sale by the Company of shares of Common Stock at prices to be determined by the Board, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment must be made in cash. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company of the Company after the six-month period but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

     Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.

     Upon the grant of restricted shares, stock certificates registered in the name of the recipient will be issued and such shares will constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote the restricted shares and to receive all regular cash dividends (and such other distributions as the Administrator may designate), if any, which are paid or distributed on the restricted shares and, generally, to exercise all other rights as a holder of Common Stock, except that, until the end of the restricted period; (i) the holder will not be entitled to take possession of the stock certificates representing the restricted shares and (ii) the holder will not be entitled to sell, transfer or otherwise dispose of the restricted shares. A breach of any restrictions, terms, or conditions established by the Administrator with respect to any restricted shares will cause a forfeiture of such restricted shares.

     Upon expiration of the applicable restriction period and the satisfaction of any other applicable conditions, all or part of the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Company. If prior to the expiration of the restricted period a holder is terminated without cause or because of a total disability (in each case as defined in the Management Plan), or dies, then, unless otherwise determined by the Administrator at the time of the grant, the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited.

     Accelerating of the vesting of the restricted shares shall occur, under the provisions of the Management Plan, on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an "Approved Transaction"; (b) a "Control Purchase"; or (c) a "Board Change."

     An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock will be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger; or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

     A "Control Purchase" is defined as circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities).

     A "Board Change" is defined as circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the company's stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office.

1994 Employee Stock Option Plan

         In December 1994, the Board of Directors adopted the 1994 Senior Employee Incentive Plan (the "Employee Plan"). This plan was adopted by shareholder consent also. The Employee Plan provides for the issuance of up to 2,000,000 shares of the Company's Common Stock in connection with the issuance of stock options to key employees of the Company.

     The adoption of the Employee Plan was prompted by the Company's desire (i) to attract and retain qualified personnel, whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential, by encouraging those persons to acquire equity in the Company; and (ii) to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding key employees, advisors, and independent consultants without unnecessarily depleting the Company's cash reserves. The Employee Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer employees a personal interest in the Company's growth and success through the grant of stock options. A total of 2,000,000 shares of Common Stock are reserved for issuance under the Employee Plan.

     Under the Employee Plan, options to purchase an aggregate of not more than 2,000,000 shares of Common Stock may be granted from time to time to key employees, advisors and independent consultants to the Company and its subsidiaries. It is anticipated that awards made under the Employee Plan will be subject to vesting periods, although the vesting periods are subject to the discretion of the Board of Directors or Administrator of the plan. If approved, awards under the Employee Plan may be made until January 1, 2004 when the Employee Plan terminates.

         The Employee Plan is to be administered by the Board of Directors. Subject to the specific provisions of the Employee Plan, the Administrator is generally empowered to (i) interpret the plan; (ii) prescribe rules and regulations pertaining thereto; (iii) determine the terms of the option agreements; (iv) amend them with the consent of the optionee; (v) determine the employees to whom options are to be granted; and (vi) determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for incentive stock options ("ISOs") will not be less than 100% of the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the optionee owns more than 10% of the Common Stock of the Company).

     Options will be exercisable for a term determined by the Board which will not be less than one year. Options may be exercised only while the original grantee has a relationship with the Company or a subsidiary of the Company which confers eligibility to be granted options or up to ninety (90) days after termination at the sole discretion of the Board. In the event of termination due to retirement, the Optionee, with the consent of the Board, shall have the right to exercise his option at any time during the twelve (12) month period after such retirement. Options may be exercised up to twelve (12) months after death or total and permanent disability. In the event of certain basic changes in the Company, including a change in control of the Company (as defined in the Employee Plan) in the discretion of the Board, each option may become fully and immediately exercisable. ISOs are not transferable other than by will or the laws of descent and distribution. Options may be exercised during the holder's lifetime only by the holder or his or her guardian or legal representative.

         Options granted pursuant to the Employee Plan may be designated as ISOs, with the attendant tax benefits provided under Section 421 and 422A of the Internal Revenue Code of 1986. Accordingly, the Employee Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000. The Board may modify, suspend, or terminate the Employee Plan, provided, however, that certain material modifications affecting the Plan must be approved by the shareholders, and any change in the Employee Plan that may adversely affect an optionee's rights under an option previously granted under the Employee Plan requires the consent of the optionee.

                            PRINCIPAL SECURITYHOLDERS

     The following table sets forth information as of March 31, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares of Common Stock listed opposite his name.


                                                                                         Percent of Common
Name and Address                                  Number of Shares Owned                 Stock Owned (1)
----------------                                  ----------------------                 ---------------

Joseph M. Polito (1)
c/o USABG Corp.
53-09  97th Place                                              5,204,156                             66.3%
Corona, New York  11368


Steven J. Polito (2)
c/o USABG Corp.
53-09  97th Place                                               152,500                                *
Corona, New York  11368


Ronald J. Polito(3)
c/o USABG Corp.
53-09  97th Place                                               177,500                                *
Corona, New York  11368


Marvin Weinstein
c/o USABG Corp.
53-09  97th Place                                                  --                                  --
Corona, New York  11368


Ronald Murphy
c/o USABG Corp.
53-09  97th Place                                                  --                                  --
Corona, New York  11368


All Officers and Directors as a group (5 persons)              5,534,156                             70.1%


*Less than 1%

         (footnotes continued from previous page)

     (1) Includes (i) 275,000 shares issuable upon the exercise of an option which is presently vested and exercisable; (ii) 192,000 shares of Common Stock issued in March 1998 in exchange for 106,667 shares of NY's common stock; and
(iii) 150,000 shares of Common Stock issued in March 1998. Does not include (i) 10,000 shares issuable to Joseph M. Polito upon the exercise of options not presently vested; and (ii) an aggregate of 251,000 shares gifted by Joseph M. Polito, of which 81,000 shares were gifted to members of Joseph M. Polito's family (including 50,000 each to Ronald and Steven Polito) and 70,000 shares were gifted to employees of the Company, as of January 23, 1995. Joseph M. Polito disclaims beneficial ownership of all shares transferred to his family members. See "Business -- Properties" and Certain Relationships and Related Transactions."

     (2) Includes (i) 75,000 shares issuable upon the exercise of an option which is presently vested and exercisable; and (ii) 25,000 shares of Common Stock issued in March 1998.

     (3) Includes (i) 100,000 shares issuable upon the exercise of an option which is presently vested and exercisable; and (ii) 25,000 shares of Common Stock issued in March 1998.


                              SELLING STOCKHOLDERS

     The following table sets forth certain information at February 10, 1998 and as adjusted to reflect the sale of the shares of Common Stock by the Selling Stockholders.


                                    Shares of
                                    Common Stock                                            Shares                 Percentage of
Name & Address of                   Owned Prior                         Shares              Owned After            Shares Owned
Stockholder                         to the Offering                     Offered             Offering               After Offering

FT Trading (1)                              362,500                     362,500             0                          0
c\o Augustine Capital
Management, Inc.
141 W. Jackson Boulevard
Suite 2182, Chicago, IL 60604

Black Sea Investments Ltd. (2)              290,000                     290,000             0                          0
c\o Dempsey & Co.
Cockburn House, Cockburn Town
Turks & Caicos BWI
-----------------------

     (1) Includes an estimated 306,944 shares upon conversion of the Debentures, subject to adjustment, based upon the conversion price of the Debenture and 55,556 shares issuable upon the exercise of the Warrants. See "Business - 1998 Private Placement," "Description of Securities - 8% Convertible Debentures" and "- Warrants."

     (2) Includes an estimated 245,556 shares upon conversion of the Debentures, subject to adjustment, based upon the conversion price of the Debenture and 44,444 shares issuable upon the exercise of the Warrants. See "Business - 1998 Private Placement," "Description of Securities - 8% Convertible Debentures" and "- Warrants."

Plan of Distribution for the Securities of the Selling Securityholders

     This Prospectus covers the Offering of 652,500 shares of Common Stock, inclusive of (i) an estimated 562,500, subject to adjustment, issuable upon the conversion of the Debentures; and (ii) 100,000 shares of Common Stock issuable upon exercise of the owned by the Selling Stockholders. See "Selling Stockholders." This Prospectus shall be delivered by said Selling Securityholders upon the sale of any securities by said holders. The shares of Common Stock and the shares of Common Stock issuable upon the exercise of such Warrants may be sold, from time to time, by the Selling Securityholders. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby. See "Risk Factors."

     The sale of the securities by the Selling Securityholders may be effected from time to time in negotiated transactions, at fixed prices which may be changed, and at market prices prevailing at the time of sale, or a combination thereof. The Selling Securityholders may effect such transactions by selling directly to purchasers or to or through broker-dealers which may act as agents or principals, including in a block trade transaction in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transactions or purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, or in ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of the securities, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of the shares of Common Stock and/or by the Selling Securityholders might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act. In that connection, the Company has agreed to indemnify the Selling Securityholders and the Selling Securityholders has agreed to indemnify the Company, against certain civil liabilities including liabilities under the Act.

     At the time a particular offer of its securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders and any discounts, commission or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

     Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, any person engaged in a distribution of Company's Securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Company securities during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of Company securities by the Selling Securityholders.

                            DESCRIPTION OF SECURITIES

     The Company's authorized capitalization consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Series A Preferred Stock, par value $.0001. The following summary descriptions of the Common Stock and Preferred Stock are qualified in their entirety by reference to the Company's Articles of Incorporation and amendments thereto.

Common Stock

     Each share of Common Stock entitles its holder to one non-cumulative vote per share and, subject to the preferential rights of the Preferred Stockholders, the holders of more than fifty percent (50%) of the shares voting for the election of Directors can elect all the Directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single Director. Holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may, from time to time, declare out of Company funds legally available for the payment of dividends. The Company has not paid cash dividends on its common stock and intends to retain earnings, if any, for use in its activities. Payment of cash dividends in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. It is not likely that cash dividends will be paid in the foreseeable future. Upon any liquidation, dissolution, or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after the satisfaction of the liquidation preference of the preferred stockholders. See "Dividend Policy." Shareholders do not have any preemptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for preemptive rights.


     Series A Preferred Stock


     The Company has authorized 10,000,000 shares of Convertible Series A Preferred Stock, par value $.0001 per share ("Series A Stock"), none of which shares is outstanding. The Series A Stock has carries no voting rights or dividend and/or liquidation preferences.

     8% Convertible Debentures

     In February 1998, the Company consummated a Private Placement Offering and generated $450,000 in funds from the sale of 8% Convertible Debentures. The Debentures, plus interest accrued thereon (at 8% per annum, payable in shares of Common Stock upon conversion of the Debentures), are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the Private Placement ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures. With each conversion, the Company shall issue shares for the conversion and pay accrued interest in cash or shares at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the interest by the then applicable conversion rate. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all debentures outstanding will be automatically converted.

     The Company agreed to file a Registration Statement covering the shares of Common Stock to be issued upon conversion of the debentures, and if not declared effective within 90 days following the closing of the Private Placement, then there shall be a decrease of the conversion ratios by 2.5% per 30 day period or portion thereof pro rata, until the Registration Statement has been declared effective.

     Warrants

     The purchasers of the Debentures referenced above also received Warrants to purchase an aggregate of 100,000 shares of Common Stock. The Warrants entitle the holders thereof to purchase an aggregate of 100,000 shares of Common Stock as follows: 50,000 shares at an exercise price of $1.125 and 50,000 shares at an exercise price of $1.41, commencing March 31, 1998 and expiring March 31, 2001

     The exercise price and the number of shares of Common Stock purchasable upon the exercise of each Warrant are subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock, or a combination, subdivision, or reclassification of Common Stock. No fractional shares will be issued upon exercise of Warrants, but the Company will pay the cash value of the fractional shares otherwise issuable.

     Notwithstanding the foregoing, in case of any consolidation, merger, sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Warrant shall continue to have the right to exercise the Warrant for the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock for which such Warrants were exercisable immediately prior thereto.

     Holders of Warrants are not entitled, by virtue of being such holders, to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of Directors of the Company or any other mater, or to vote at any such meeting, or to exercise any rights whatsoever as shareholders of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 13, 1996, Joseph M. Polito, the Company's President, entered into a memorandum of understanding with an individual, Lubov Ulianova, whereby Mr. Polito borrowed $300,000 from Mr. Ulianova. The loan was secured by 550,000 shares of the Company's Common Stock owned by Mr. Polito, which shares were put into an escrow account with Alan Berkun as the escrow agent. The funds were then loaned by Mr. Polito to the Company. The loan provided that upon the Company's listing of its Common Stock on the Nasdaq SmallCap Stock market (Nasdaq), 400,000 shares of Common Stock would be issued to Mr. Ulianova as repayment of the loan. This transaction was an exempt transaction, in accordance with Regulation S under the Securities Act of 1933, as amended. In addition, Mr. Polito granted Mr. Ulianova an option to purchase 600,000 shares of Company Common Stock at an exercise price of $1.50. The option could only be exercised if the bid price for the Company's Common Stock was at least $3.00. The Company's Common Stock was approved for listing on Nasdaq on July 25, 1996, at which time the loan was repaid. The option expired unexercised. These matters were reviewed for the Company by its special counsel Alan Berkun, Esq.

     In December 1996, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 2,500 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan. In addition 313 shares were issued to Joseph M. Polito's wife. In connection with the 114,617 shares issued to NY's employees and consultants, the Company recorded compensation expense amounting to $107,452, which is based on upon 50% of the average closing bid price for the month of December 1996.

     In February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered for sale a total of 686,617 shares of Common Stock, 575,000 of which are shares underlying options granted pursuant to the Company's Senior Management Incentive Plan. The options are exercisable at $1.75 and $1.925 per share.

     On March 13, 1997, the Company issued 125,000 shares of Common Stock to Joseph M. Polito upon exercise of options granted pursuant to the above mentioned Management Plan. In February 1997, these shares were registered for resale pursuant to a Form S-8 Registration Statement. Mr. Polito executed a promissory note for the exercise price.

     During the year ended June 30, 1996, NY purchased approximately $180,333 of fabricated steel from Waldorf. Such amount paid to Waldorf represented approximately 18% of the steel purchased by NY for the year ended June 30, 1996. Waldorf is wholly-owned by Joseph M. Polito.

     During the years ended June 1997 and 1996, NY paid $371,321 and $802,383, respectively, to MD for certain materials and labor necessary to perform steel erection services. MD is a wholly-owned subsidiary of the Company.

     During the years ended June 30, 1997 and 1996, NY paid $214,000 and $163,000, respectively, to Crown for leasing cranes necessary to perform steel erection services. Joseph M. Polito owns 50% of Crown.

     During the year ended June 30, 1997, NY paid $35,000 to Atlas Gem Leasing, Inc. for certain machinery necessary to perform steel erection services. Atlas Gem Leasing, Inc. is wholly-owned by Joseph M. Polito.

     As of May 1997, the Company was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows: in June 1997, NY issued 270,000 shares of common stock to the Company, for the cancellation of the debt owed to RSJJ. The Company, in turn, issued 200,000 shares of its Common Stock to Joseph Polito and 150,000 shares of its Common Stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.

     In March 1998, the Company issued bonuses of 150,000 shares of Common Stock to Joseph M. Polito and 25,000 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan. See "Executive Compensation-Employment and Consulting Agreements" for information regarding management's compensation.

     On February 10, 1998, NY agreed to remit its RSJJ lease payments for January 1998 through December 31, 1998 by issuing the Company 106,667 shares of its common stock in exchange for which the Company agreed to issue 192,000 shares of Common Stock to RSJJ. Both the Company and NY issued the aforesaid stock in March 1998. The value of NY's shares will be recorded at their estimated market value at date of authorization ($2.12 per share) with a 50% discount due to the restricted nature of the stock. The stock was issued in March 1998.

                                 LEGAL OPINIONS

     Legal matters relating to the shares of Common Stock and Warrants will be passed on for the Company by its counsel, Klarman & Associates, New York, New York.

                                     EXPERTS

     The financial statements of the Company as of and for the years ended June 30, 1997 and 1996 have been audited by Scarano & Tomaro, P.C., Independent Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in giving said reports. In July 1997, Scarano & Tomaro, P.C. was formed and is considered a successor firm of Scarano & Lipton, P.C. for auditing purposes, which firm has executed the report referenced above and consent annexed hereto.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock and Warrants to which this Prospectus relates. As permitted by the rules and regulations of the Commission, the Company's Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares and Warrants offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be copied and inspected at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549.

                          USABG CORP. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996
       AND FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996 (UNAUDITED)
                           POST EFFECTIVE AMENDMENT #2

                          USABG CORP. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                      Page
                                                                                                     Number

    Independent auditors' report                                                                       67

    Consolidated balance sheets at December 31, 1997 (unaudited)
      and June 30, 1997                                                                                68

    Consolidated statements of operations for the six months ended
     December 31, 1997 and 1996 (unaudited) and for the years
     ended June 30, 1997 and 1996                                                                      69

    Consolidated statement of stockholders' equity for the six months ended December 31, 1997 (unaudited) and for the years
     ended June 30, 1997 and 1996                                                                      70

    Consolidated  statements of cash flows for the six months ended December 31,
     1997 and 1996 (unaudited) and for the years
     ended June 30, 1997 and 1996                                                                     71-72

    Notes to consolidated financial statements                                                       73 - 90




                          INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders of USABG Corp. and subsidiaries

     We have audited the accompanying consolidated balance sheet of USABG Corp. and subsidiaries (the "Company") as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 1997, and the consolidated results of its operations and cash flows for the years ended June 30, 1997 and 1996, in conformity with generally accepted accounting principles.



Scarano & Tomaro, P.C.
Syosset, New York
October 4, 1997

                          USABG CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                                                                 (Unaudited)
                                                                                  December             June
                                                                                  31, 1997           30, 1997
Current assets:
     Cash                                                                    $        943,216    $       555,435
     Cash - restricted                                                                219,199            214,001
     Contracts and retainage receivable, net                                       10,145,153          8,962,297
     Costs and estimated earnings in excess of billings
      on uncompleted contracts                                                      1,437,547          2,225,723
     Due from related parties                                                         255,526                -
     Deferred tax asset                                                               336,200            304,225
     Other current assets                                                             235,462            139,393
                                                                             ----------------    ---------------
         Total current assets                                                      13,572,303         12,401,074

Assets of discontinued operations                                                         -            2,889,999
Deferred tax asset - non current                                                       30,200             74,575
Other assets                                                                           22,176             30,606
                                                                             ----------------    ---------------
Total assets                                                                 $     13,624,679    $    15,396,254
                                                                             ================    ===============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable, including cash overdrafts of $121,934 and
      $149,290, respectively                                                 $      1,291,340    $     3,495,492
     Accrued expenses                                                               1,159,907            771,211
     Payroll taxes payable                                                          1,951,875          1,634,614
     Due to related parties                                                               -              166,540
     Note payable                                                                     145,358            145,358
     Current portion of long-term payables                                            325,000                -
     Income taxes payable                                                             722,744            522,379
     Billings in excess of costs and estimated earnings
      on uncompleted contracts                                                        380,408            126,455
     Liabilities of discontinued operations                                           150,000          3,039,999
                                                                             ----------------    ---------------
         Total current liabilities                                                  6,126,632          9,902,048
                                                                             ----------------    ---------------

Long-term payable                                                                   1,425,000                -
                                                                             ----------------    -------------
Minority interest                                                                   3,121,389          2,828,301
                                                                             ----------------    ---------------
Commitments and contingencies (Note 11)                                                   -                  -

Stockholders' equity:
     Preferred stock, authorized 10,000,000 shares, issued
      and outstanding -0- shares                                                          -                  -
     Common stock, $.001 par value, authorized 50,000,000
      shares, issued and outstanding 7,402,148 shares                                   7,006             7,006
     Additional paid-in capital                                                     3,756,589          3,756,589
     Accumulated deficit                                                             (513,062)          (753,065)
                                                                             ----------------    ---------------
         Sub-total stockholders' equity                                             3,250,533          3,010,530
         Less: Stock subscription receivable                                         (240,625)          (240,625)
         Deferred compensation and consulting                                         (58,250)          (104,000)
                                                                             -----------------   ----------------
         Total stockholders' equity                                                 2,951,658          2,665,905
                                                                             ----------------    ---------------
Total liabilities and stockholders' equity                                   $     13,624,679    $    15,396,254
                                                                             ================    ===============

          See accompanying notes to consolidated financial statements.

                          USABG CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                    (Unaudited)
                                                             For the six months ended            For the Year ended
                                                                  December 31,                        June 30,
                                                               1997             1996           1997             1996
                                                           -------------   ------------    -------------   ---------
Revenue:
    .................................................
    Contract revenue ................................   $ 12,269,286    $  5,806,441    $ 15,494,447    $  7,401,433
                                                        ------------    ------------    ------------    ------------

Costs and expenses:
    Cost of contract revenues .......................     10,072,469       4,125,763      11,137,325       5,031,216
    General and administrative expenses .............      1,448,402       1,364,591       2,934,916       2,493,399
    Bad debt expense ................................           --              --         1,287,000       1,019,127
                                                        ------------    ------------    ------------    ------------
           Total costs and expenses .................     11,520,871       5,491,354      15,359,241       8,543,742
                                                        ------------    ------------    ------------    ------------

Income (loss) from operations before other
 income (expense), minority interest and (benefit)
 provision for income taxes .........................        748,418         315,087         135,206      (1,142,309)

Other income (expenses):
    Interest expense and financing costs ............         (7,758)         (9,145)       (158,577)        (35,141)
    Amortization of financing costs (Note 8b) .......           --              --              --          (441,863)
    Gain on sale/acquisition of subsidiary's stock ..           --              --            17,500         832,571
    Gain on issuance of stock for accounts payable ..           --              --           243,750            --
    Interest income .................................          5,199           1,000          10,425          27,766
                                                        ------------    ------------    ------------    ------------
           Total other (expenses) income ............         (2,559)         (8,145)        113,098         383,333
                                                        ------------    ------------    ------------    ------------

(Income) loss before minority interest and
 (benefit) provision for income taxes ...............        745,859         306,942         248,304        (758,976)

Minority interest in net (income) loss ..............       (293,088)       (279,765)       (281,773)        342,802
                                                        ------------    ------------    ------------    ------------

Loss before provision (benefit) for income taxes ....        452,771          27,177         (33,469)       (416,174)

Provision (benefit) for income taxes ................        212,768            --           142,875        (860,960)
                                                        ------------    ------------    ------------    ------------

Net income before loss from discontinued operations .        240,003          27,177        (176,344)        444,786

Loss from discontinued operations ...................           --           235,853         280,911         404,217
Loss on disposal of assets of discontinued operations           --              --            83,621            --
                                                        ------------    ------------    ------------    ------------

Net income (loss) ...................................   $    240,003    $   (208,676)   $   (540,876)   $     40,569
                                                        ============    ============    ============    ============

Earnings per common share:
    Basic:
      Net income (loss) .............................   $       .03     $      (.03)    $       (.08)   $        .01
                                                        ============    ============    ============    ============
    Diluted:
      Net income (loss) .............................   $       .03     $      (.03)    $       (.08)   $        .01
                                                        ============    ============    ============    ============

Weighted average number of common
 shares outstanding .................................      7,402,148       6,450,736       6,854,390       6,137,530
                                                        ============    ============    ============    ============

Weighted average number of common shares
 outstanding - assuming dilution ....................      7,402,148       6,450,736       6,854,390       6,137,530
                                                        ============    ============    ============    ============

          See accompanying notes to consolidated financial statements.

                          USABG CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
           FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED) AND
                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996




                                                  Common Stock

                                                                                                      Stock subscription
                                                                      Additional                          Receivables      Total
                                                                      Paid-in        Accumulated           and Other   Stockholders'
                                               Shares         Amount  capital            Deficit          Deductions        Equity

Balances at July 1, 1995                     6,012,531   $    5,616   $ 2,591,652   $  (252,758)    $      (489,583)   $   1,854,927

Issuance of common stock in
 consideration for services pursuant
 to Senior Management Incentive Plan           150,000          150        49,350           -               (49,500)             -

Amortization of deferred expenses                  -            -             -             -               266,500          266,500
                                                   -            -             -          40,569                 -                -
Net income for the year ended
     June 30, 1996

Balances at June 30, 1996                    6,162,531        5,766      2,641,002     (212,189)           (272,583)       2,161,996

Issuance of common stock in lieu of
 repayment of loan                             400,000          400        399,600           -                  -            400,000

Issuance of common stock as
 consideration for services provided
 to the Company                                250,000          250        149,750           -             (150,000)             -

Issuance of common stock pursuant to
 the 1995 Senior Management Incentive
Plan as consideration for services
provided to the Company                        114,617          115        107,337           -                  -           107,452

Issuance of common stock in
 Connection with the exercise of              125,000           125        240,000           -             (240,625)             -
     options

Issuance of common stock in
 connection with settlement of
 subsidiary's related party debt               350,000          350        218,400           -                    -         218,750

Amortization of deferred expenses                 -             -             -              -              318,583         318,583

Net loss for the year ended
 June 30,1997                                     -             -             -        (540,876)                  -        (540,876)

Balances at June 30, 1997                   7,402,148         7,006     3,756,589      (753,065)           (344,625)      2,665,905

Amortization of deferred expenses                 -             -             -             -                45,750          45,750

Net income for the six months ended
 December 31, 1997                                -             -             -         240,003                 -           240,003

Balances at December 31, 1997               7,402,148    $    7,006   $ 3,756,589   $  (513,062)    $      (298,875)   $   2,951,658


                          USABG CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         (Unaudited)
                                                                  For the Six months ended       For the Year ended
                                                                        December 31,                   June 30,
                                                                 1997            1996          1997               1996
                                                              -------------    ----------- -------------     ----------
Operating activities:

   Net income (loss) ......................................   $   240,003    $  (101,223)   $  (540,876)   $    40,569

   Adjustments to reconcile net income (loss) to net cash provided by (used for)
    operating activities:
     Depreciation and amortization ........................        11,298        242,327        453,584        882,549
     Amortization and consulting costs ....................        37,500         22,000           --             --
     Minority interest in net income (loss) ...............       293,088        279,765        281,773       (342,802)
     Bad debt expense .....................................          --             --        1,287,000      1,019,127
     Deferred income tax benefit ..........................        51,449           --         (396,300)          --
     Issuance of common stock for services ................          --             --          107,452           --
     Gain on sale of subsidiary's stock ...................          --             --             --         (832,571)
     Gain on issuance of stock for debt ...................          --             --         (143,750)          --
     Contingent loss on disposal of property ..............          --             --           92,121           --
   Decrease (increase) in:
     Contracts and retainage receivable ...................    (1,182,856)    (3,266,998)    (6,752,882)    (1,711,424)
     Prepaid expenses .....................................          --          (10,996)          --             --
     Costs and estimated earnings in excess of
      billings on uncompleted contracts ...................       788,176      1,361,524        207,801       (607,395)
       Other current assets ...............................       (48,963)        47,934         (7,382)       (18,750)

   Increase (decrease) in:
     Accounts payable .....................................      (454,152)       971,631      3,519,175        489,597
     Accrued expenses .....................................       360,869        160,989        778,853       (189,545)
     Payroll taxes payable ................................       345,088        155,429      1,060,660         62,570
     Billings in excess of costs and estimated
      earnings on uncompleted contracts ...................       253,953         (8,857)       109,888         16,567
     Income taxes payable .................................       200,365           --          521,675       (864,263)
                                                              -----------    -----------    -----------    -----------
       Net cash provided by (used for) operating activities       863,843       (146,475)       578,792     (2,055,771)
                                                              -----------    -----------    -----------    -----------

Investing activities:
   Fixed asset acquisitions ...............................        (3,779)        (5,677)          --             --
   Increase in restricted cash ............................        (5,198)          (756)       (10,126)      (203,873)
   Other assets ...........................................          --             --           (8,156)          --
                                                              -----------    -----------    -----------    -----------
       Net cash (used for) investing activities ...........        (8,977)        (6,433)       (18,282)      (203,875)
                                                              -----------    -----------    -----------    -----------

Financing activities:
   Principal payments on mortgage .........................          --             --             --         (164,992)
   Financing costs incurred ...............................          --             --          (35,000)          --
   Principal payments of notes payable ....................          --             --             (479)    (1,071,649)
   Advances from officers and related parties .............          --          129,532        211,341        358,779
   Repayments to officers and related parties .............      (467,085)          --         (376,714)       (80,767)
   Proceeds from issuance of Subsidiary's
    common stock and warrants, net of costs ...............          --             --             --        3,207,806
                                                              -----------    -----------    -----------    -----------

                          USABG CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS (cont'd)



                                                                         (Unaudited)
                                                                  For the Six months ended                For the Year ended
                                                                        December 31,                           June 30,
                                                               1997                      1996               1997               1996
                                                               -------------    -------------      -------------     --------------
Net cash (used for) provided
by financing activities                                             (467,085)         129,532          (200,852)           2,249,177
                                                           ------------------------------------------------          --------------
Net increase in cash                                                 387,781          (23,376)           359,658            (10,469)
Cash, beginning                                                      555,435          195,777            195,777            206,246
                                                               -------------    -------------      -------------     --------------
Cash, ending                                                   $     943,216    $     172,401      $     555,435     $      195,777
                                                               =============    =============      =============     ==============

     Supplemental disclosure of cash flow information: Cash paid during the six months for:

       Interest                                                $       7,758    $       8,651      $      36,848     $      236,610
                                                               =============    =============      =============     ==============
       Taxes                                                   $         -      $         -        $         -       $          -
                                                               =============    =============      =============     ============

Supplemental disclosure of non-cash investing and financing activities:
     Issuance of common stock in connection with
     a note payable to the Company                             $         -      $           -      $   240,625       $          -
                                                               =============    =============      =============     ============

     Surrender of property plant and equipment in
     lieu foreclosure on mortgage                              $   2,889,999    $                  $         -       $          -
                                                               =============    =============      =============     ============

     In connection with the issuance of common stock,
      114,617 shares were issued as consideration for
      employee compensation                                    $         -      $        -         $     107,452     $          -
                                                               =============    =============      =============     ============

     In connection  with the conversion of  subsidiary's  account payable of the
      Subsidiary's  common stock,  350,000 shares of common stock were issued as consideration for 270,000 shares of common stock
      of the Subsidiary                                        $         -      $         -        $     218,750     $         -
                                                               =============    =============      =============     ===========

     In connection with issuance of common stock,
      250,000 shares were issued as deferred
      compensation                                             $    -           $      150,000     $      150,000    $        -
                                                                ========         ================  ==============       ==========

     In connection with the payment of due to shareholder,
      400,000 shares of common stock were issued               $      -         $     -            $ 300,000         $        -
                                                                ==========      =========          =========         ==========

     In connection with issuance of common stock,
     150,000 shares were issued as deferred compensation $            -         $     -            $ -               $     49,500

     See accompanying notes to consolidated financial statements.

NOTE 1            -        ORGANIZATION

                           USABG  Corp.  ("the  Company")  was  incorporated  on
                  September 12, 1988, in the State of Delaware, as Colonial Capital Corp. The Company's current name was established via the filing, in January 1998, of an amendment to its Certificate of Incorporation. The Company currently owns a majority of the outstanding shares of USA Bridge Construction of N.Y., Inc. ("NY"), 100% of the outstanding shares of common stock of Worldwide Construction Limited ("Worldwide"), and 100% of the outstanding shares of common stock of Royal Steel Services, Inc. ("Royal Steel"). These three subsidiaries are the only ones through which the Company operates. Two additional subsidiaries of the Company (each a wholly-owned subsidiary), One Carnegie Court Associates, Inc. ("One Carnegie") and USA Bridge Construction Corp. (Maryland) ("Maryland") ceased operations in August 1997 and November 1996, respectively.

                  Royal Steel was formed in November 1997 in order for the Company to conduct work on its smaller base contracts. Worldwide was formed by the Company in December 1997 and is a British Virgin Islands corporation. It was formed to own 80% of each of Falcon TChad S.A. ("Falcon") and Portshop S.A. ("Portshop"), both of which companies were formed in N'Djamena, Chad. Falcon was formed in November 1997 to operate as a full service transportation, forwarding, and warehousing company in the city of N'Djamena. Portshop was formed in March 1998 to stock a duty free store in Chad's sole international airport. Worldwide shall operate as the liaison between Portshop and Falcon and the governmental or private entities with which Falcon and Portshop intend to contract in Chad. As of December 31, 1997, no activity commenced in either Royal Steel or Worldwide.

NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a) Basis of presentation - six months ended December 31, 1997 and 1996


     The unaudited interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and, in the opinion of management, include all adjustments and disclosures which are necessary in order to make the financial statements not misleading. The results of operations for the six months ended are not necessarily indicative of the results to be expected for the full year.

     b) Consolidated statements

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, NY and Royal Steel, and its wholly-owned subsidiaries, One Carnegie, Maryland, and Worldwide after elimination of all significant inter-company transactions and accounts.

     c) Cash and cash equivalents

     For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. NY, at June 30, 1997, maintains its cash deposits in accounts which are in excess of federal deposit insurance corporation limits by $244,625. As of December 31, 1997 and June 30, 1997, NY maintains $219,199 and $214,001, respectively, of restricted cash securing a credit line of the Company from a financial institution.

     d) Use of estimates

     The  preparation of the financial  statements in conformity  with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates with regard to these financial statements relate to the estimating of final construction contract profits in accordance with accounting for long-term contracts and estimating potential liabilities in conjunction with certain contingencies and commitments. Actual results could differ from these estimates.

     e) Balance sheet classifications

     In accordance with normal practice in the construction industry, the Company included in current assets and current liabilities amounts related to construction contracts receivable and payable over a period in excess of one year. In general, contract related receivables and payables other than retainage receivables are expected to be collected and paid within one year.

     f) Contracts and retainage receivables

     Contracts and retainage receivables represent amounts billed but uncollected on completed construction contracts and construction contracts in progress and unbilled retainage on construction contracts completed and in progress.

     The Company utilizes the allowance method for recognizing the collectibility of its contracts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding based on the surrounding facts and estimates made by management.

     g) Property and equipment

     Property and equipment which have been classified as assets of discontinued operations are recorded at cost. Depreciation was provided using the straight-line method over the estimated useful lives of the related assets which ranged from 10 to 40 years.

     h) Deferred compensation

     Deferred compensation consists of stock issued to an officer relating to NY's initial public offering ("IPO") (see Note 10(b)(i)). Deferred compensation has been charged to general and administrative costs over the vesting period of the stock issued.

     i) Deferred consulting costs

     Deferred consulting costs consist of consulting fees in the form of common stock issued to a broker-dealer (see Note 10(a)). The deferred consulting costs are being amortized over the two year period.

     j) Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. In addition, future tax benefits, such as net operating loss carryforwards, are recognized currently to the extent such benefits are more likely than not to be realized as an economic benefit in the form of a reduction of income taxes in future years. Current income taxes are based on the respective periods' taxable income for Federal, State, and City income tax reporting purposes.

     k) Revenue recognition

     The Company recognizes revenue and costs for all contracts under the percentage of completion method. Cost of contract revenues includes all direct material and labor costs and those indirect costs related to contract performance. General and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress. Material project losses are provided for in their entirety without reference to the percentage of completion. As contracts can extend over one or more accounting periods, revisions in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts become known. An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable and the amount can be reasonably estimated. No such costs or revenues have been recognized during the years ended June 30, 1997 and 1996 or the six months ended December 31, 1997 and 1996. The Company generally determines a contract complete pursuant to a substantial completion clause stipulated in each contract.

     The current asset, "costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed on uncompleted contracts at the end of each period. The current liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings which are in excess of revenues recognized on uncompleted contracts at the end of each period.

     l) Earnings (loss) per common share

     Earnings (loss) per common share for the six months ended December 31, 1997 and 1996 and for the year ended June 30, 1997 and 1996 are based upon the weighted average number of shares of common stock outstanding during the respective periods. (See Note 14 for additional disclosures).

     m) Impact of recently issued accounting standards

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 during the year ended June 30, 1996.

     n) Accounting for stock-based compensation

     The Company elected to continue to measure compensation costs using Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock-Based for Stock Issued to Employees," as is permitted by SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the options issued under the 1994 Senior Management Incentive Plan as the exercise price and market value on the dates of grant were the same. For companies that choose to continue applying APB No. 25, SFAS No. 123 requires certain pro forma disclosures as if the fair value method had been utilized. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value on the grant dates for award under the plan consistent with the method of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                                        Year ended June 30,
                                                                                        1997            1996

                  Net income - as reported                                          $   (540,876)   $     40,569
                                                                                    ============    ============
                                   pro forma                                        $  (1,326,376)  $     40,569
                                                                                    =============   ============

                  Basic EPS - as reported                                           $       (.08)   $       .01
                                                                                    ==============   ===========
                                   pro forma                                        $       (.19)   $   .01
                                                                                    ==============   ===========

     The Company does not believe that any other recently issued accounting standards, not yet adopted by the Company, will have a material impact on its financial position and results of operations when adopted.

     o) Fair value disclosure as of June 30, 1997

     The carrying value of cash, accounts receivable, accounts payable, and accrued expenses and short-term debt are a reasonable estimate of their fair value. The carrying value of the long-term debt approximates fair value based upon the interest factors for the debt being based upon the prime rate which reflects market value.

     p) Reclassifications

     Certain reclassifications have been made to the December 31, 1996 and June 30, 1996 consolidated financial statements in order to conform to the December 31, 1997 and June 30, 1997 presentation.

NOTE 3 - CONTRACT AND RETAINAGE RECEIVABLE

     Contract and retainage receivable consist of the following at:

                                                                                  December 31,     June 30,
                                                                                      1997              1997
                  Contracts in progress                                         $        392,716   $    5,087,169
                  Completed contracts                                                 11,939,482        4,939,284
                  Retainage on completed and in
                    progress contracts                                                   757,387        1,222,844
                                                                                ----------------   --------------
                                                                                      12,304,153       11,249,297

                  Less:  allowance for doubtful accounts                               2,159,000        2,287,000
                                                                                     -----------   --------------

                  Contracts and retainage receivable, net                       $     10,145,153   $    8,962,297
                                                                                   =============   ==============

     The allowance for doubtful accounts was increased to $2,287,000 during the year ended June 30, 1997 from $1,000,000 at June 30, 1996 to reflect the filing of mechanic's liens on certain jobs as well as a review of the aging of the accounts receivable. During the six months ended December 31, 1997, receivables amounting to $128,000 which were previously reserved were collected. No further adjustments to the allowance have been deemed necessary by management as of December 31, 1997.

NOTE 4 - CONTRACTS IN PROGRESS

     Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consist of the following at:



                                                                                  December 31,     June 30,
                                                                                      1997              1997
                  Costs incurred on uncompleted contracts                       $     11,884,787   $   14,025,808
                  Profits earned to date                                               1,293,621        4,190,473
                                                                                ----------------   --------------
                                                                                      13,178,408       18,216,281
                  Less: billings to date                                              12,121,269       16,117,013
                                                                                ----------------   --------------
                                                                                $      1,057,139   $    2,099,268
                                                                                ================   ==============

     Included in the accompanying balance sheet under the following captions at:

                                                                                  December 31,     June 30,
                                                                                      1997              1997
                  Costs and estimated earnings in excess of
                   billings on uncompleted contracts                            $    1,437,547     $    2,225,723
                  Billings in excess of costs and estimated
                   earnings on uncompleted contracts                                 (380,408)          (126,455)
                                                                                  --------------   ----------------
                                                                                $      1,057,139   $    2,099,268
                                                                                ================   ==============

NOTE 5 - BACKLOG

     The following schedule summarizes changes in backlog on contracts during the year ended June 30, 1997 and the six months ended December 31, 1997. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements on which work has not yet begun.


                                                                                  December 31,     June 30,
                                                                                      1997           1997
                  Backlog balance at beginning of period                        $  6,088,048        $ 17,943,400
                  Change orders to contracts in progress
                   during the period                                               9,388,852           1,711,347
                  New contracts during the period                                     19,646           1,889,000
                                                                                   ---------        -----------
                                                                                  15,496,546          21,543,747
                  Less: Contract revenue earned during
                        the period                                               (12,269,286)        (15,455,699)
                                                                                ----------------   --------------

                  Backlog balance at end of the period                          $  3,227,260        $   6,088,048
                                                                                ============        =============

NOTE 6 - ACCRUED EXPENSES

     Accrued expenses consist of the following at:

                                   December 31,   June 30,
                                   1997           1997
Wages and related union benefits   $  406,034   $  307,934
Professional fees ..............       15,000       40,000
Insurance expense ..............      737,655      421,885
State franchise taxes ..........        1,218        1,392
                                   ----------   ----------
                                   $1,159,907   $  771,211
                                   ==========   ==========

NOTE 7 - INCOME TAXES

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial and tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company's only such significant items relate to its allowance for doubtful accounts and Section 144 stock issuances.

     For income tax purposes,  the Company  reports using a year end of December
31. The Company and its subsidiaries file returns separately for federal and state purposes.

     The reconciliation of income tax computed at the federal statutory tax rate to income tax expense is as follows for the years ended June 30:

                                                            1997           1996
                                                        ------------   ---------
Tax computed at the federal statutory income tax rate .   $ (11,379)   $(141,500)

Increase (reductions) resulting from state and local
  taxes net of federal benefit ........................      (4,331)     (18,395)

Tax expense on subsidiary income, deferred income tax
 benefit, and other miscellaneous permanent differences     158,585         --

Reversal of prior year accruals .......................        --       (701,065)
                                                          ---------    ---------

Income tax expense (benefit) ..........................   $ 142,875    $(860,960)
                                                          =========    =========

     The tax effects of significant item comprising the Company's net deferred tax assets as of June 30, 1997 is as follows:

                  Allowance for doubtful accounts                                   $   1,073,500
                  Section 144 stock (IRC Section 83)                                      441,700

                  Less: Valuation allowance                                            (1,136,400)
                                                                                    -------------
                  Deferred tax asset                                                $     378,800
                                                                                    =============

                      Current portion of deferred tax asset                          $    304,225
                                                                                    =============
                       Non-current portion of deferred tax asset                           74,575
                                                                                    -------------

                                                                                    $     378,800

     The Company has recorded a deferred tax asset with an estimated valuation allowance of 75% as of June 30, 1997 based on the estimated deductibility of the above items in the future.

NOTE 8 - NOTES PAYABLE

     a) Line of credit

     In August 1994, the Company secured a $250,000 credit line with a bank at an interest rate of one and one half percent (11/2%) above the prime rate. The security for the line of credit is in the form of a certificate of deposit, in the amount of $200,000, provided by the Company. Interest is payable on the first day of each month which commenced October 1, 1994. The credit line is payable on demand. At December 31, 1997 and June 30, 1997, the balance was $145,358.

     b) Promissory Notes

     On January 16, 1995, an Underwriter commenced and privately offered on a best-efforts basis, sixteen (16) units of NY's securities at a price of $55,000 per unit. Each unit consisted of a promissory note in the principal amount of $45,000 bearing interest at 12% per annum, and 10,000 shares of common stock at $1.00 per share. The 160,000 shares sold in this offering were assigned a value of 100% of the IPO price of $5.00 per share. In relation to the common stock sold in the offering, NY recorded deferred financing costs of $640,000 (160,000 shares at $5.00 per share less original costs of $1.00 per share). Deferred financing costs were amortized on a monthly basis until the due date of the related promissory notes (the earlier of March 1996 or the effective date of the IPO). The IPO was declared effective on August 14, 1995 and as a result, for the year ended June 30, 1996, NY recorded the balance of the amortization expense of $441,863. NY's effective interest rate amounted to approximately 235% including both the financing costs and interest expense. The private placement offering was completed on March 9, 1995, resulting in all sixteen (16) units being sold and netting proceeds of approximately $696,851 to NY.

NOTE 9 - MINORITY INTEREST

     As of December 31, and June 30, 1997, the minority interest balance amounting to $3,121,389 and $2,828,301, respectively, is a result of the stock transactions of NY (see Note 11) and the proportionate share of income and losses attributable to the minority stockholders.

NOTE 10 - STOCKHOLDERS' EQUITY

     a) Shares issued as consideration for consulting agreement

     On June 16, 1995, pursuant to Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered and issued 500,000 shares to a broker- dealer as consideration for a two year consulting agreement. In August 1996, the Board of Directors amended the consulting agreement to increase the additional number of shares to be issued to such broker dealer upon Nasdaq listing from 100,000 to 250,000. Accordingly in August 1996, the Company issued an additional 250,000 restricted shares to such consultant. The 500,000 shares issued in June 1995 were valued at $500,000, and the 250,000 shares issued in August 1996 were valued at $150,000. Such shares were valued based on the average closing bid price on the date of issue. Shares which were restricted at the time of issuance were discounted 50% as a result of such restriction to properly reflect their fair value.

            b)    Senior Management Incentive Plan

     i) On August 15, 1995, the Company issued 150,000 shares of common stock to its President pursuant to the terms of the Company's Senior Management Incentive Plan. Such shares were issued as compensation for the President's efforts with the Company and NY in the consummation of NY's initial public offering on August 14, 1995. Of the total 150,000 shares issued to the President, 50,000 shares immediately vested without restrictions and the remaining 100,000 shares vested pursuant to the restricted periods, whereby 50,000 shares vested on each August 15, 1996 and 1997. Such shares were valued based on the average closing bid price on the date of issue. Shares which were restricted at the time of issuance were discounted 50% as a result of such restriction to properly reflect their fair value. The value of these shares of $49,500 is being amortized over the vesting period.

     ii)In February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered a total of 686,617 shares of common stock, 575,000 of which shares underlie options granted in December 1996 pursuant to the Company's Senior Management Incentive Plan. The options are exercisable at various prices ranging from $1.750 each to $1.925 each. As of June 30, 1997, the Company's president had exercised options to purchase 125,000 shares at $1.925 each. The Company received a promissory note in the amount of $240,625 as consideration for such shares.

     c) Due to officer

     On May 13, 1996, an unrelated party loaned the Company's President $300,000 pursuant to a memorandum of understanding. The loan bears interest at 1% above prime, and it was due 90 days from receipt of funds. Simultaneously therewith, the Company's President loaned the Company the $300,000. As collateral for the loan, 550,000 shares of the Company's common stock owned by the President were put in an escrow account. Upon the Company being listed on Nasdaq (July 25, 1996), the Company liquidated such loan by issuing 400,000 shares to such unrelated party pursuant to Regulation "S" under the Securities Act of 1933, as amended. Such shares were issued in September 1996. The shares issued as consideration for the repayment of such loan were valued at the average closing bid price on the date the transaction was commenced, or $400,000. Accordingly, the Company recorded financing expense amounting to $100,000 resulting in an effective interest rate of approximately 100%.

     d) Shares issued to employees

     In December 1996, the Company issued an aggregate of 114,617 shares to employees. In connection with the 114,617 shares issued, the Company recorded compensation expense amounting to $107,452 which is based on upon 50% of the average closing bid price of $1.875 per share for the month of December 1996.

     e) Issuance of shares in settlement of accounts payable

     In June 1997, in conjunction with NY's capitalization of accounts payable, the Company issued 350,000 shares of common stock to RSJJ in exchange for the 270,000 shares of NY common stock issued to RSJJ in forgiveness of NY's accounts payable to RSJJ. The shares issued to RSJJ in exchange of NY's shares have been valued at 50% of the average closing bid market value 30 days prior to issuance as a result of their restriction or $218,750. The shares issued to RSJJ by NY were recorded at a value of $236,250, accordingly, the Company has recorded a gain on the exchange of shares of approximately $17,500.

NOTE 11 - ISSUANCE OF SUBSIDIARY STOCK

     a) Initial Public Offering

     In August 1995, the Company's subsidiary, NY, completed the initial public offering of its stock at $5.00 per share and of warrants at $.10 per share. NY issued 791,850 shares of its common stock and 494,500 warrants to purchase one share of its common stock for proceeds, net of offering costs, of $3,104,880. As a result of the IPO, the Company's ownership of NY decreased from 85.6% to 49.95%. The Company has recorded a gain on sale of subsidiary stock of $817,650 after applying the Company's ownership percentage to NY's stockholders' equity both before and after the IPO. Deferred tax liabilities arising from this transaction will be aggregated with other deferred tax liabilities and assets of the Company.

     b) Special warrants

     In conjunction with the IPO of NY, the Company was issued a "Special Warrant" that enabled the Company to maintain its majority ownership of NY. Such Special Warrant authorized the Company to purchase shares of NY's common stock at an exercise price of one-half of the initial public offering price of $5.00 per share, or $2.50 per share, only if the Company's ownership of NY decreased below 50%. Such exercise was limited in quantity to sufficient shares such that the Company's ownership of NY upon exercise would not exceed 50.1%. At the time of issuance, any such exercise of the warrant was speculative, and as such, no amount could reasonably be computed for its value at the time of issuance or of its future exercise, therefore, no value has been assigned to such Special Warrant. As result of the IPO, and the underwriter's exercise of over-allotment provisions, the Company's ownership was reduced to 49.95%. The Company exercised its Special Warrant to purchase 5,665 shares of NY's common stock increasing its ownership of NY to 50.1%. Such investment has been eliminated in consolidation. In connection with the exercise of such special warrant, the Company recorded a $14,921 gain on the purchase of subsidiary stock.

     c) Senior Management Incentive Plan

     During February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, NY, registered 125,000 common shares underlying options to NY's President pursuant to the NY Senior Management Incentive Plan. The options were granted December 2, 1996 and were exercisable at $1.10 per share (110% of the bid price on November 27, 1996) and expire on November 27, 2001. These options were exercised on March 25, 1997 resulting in NY issuing 125,000 shares of common stock.

     d) Issuance of shares in settlement

     In June 1997, pursuant to an agreement with R.S.J.J. Realty Corp. ("RSJJ," a company wholly-owned by the Company's President) to settle $480,000 in accrued rent, NY issued 270,000 shares of its common stock to the Company, for the cancellation of the debt owed to RSJJ. The Company, in turn, issued 200,000 shares of its common stock to Joseph Polito and 150,000 shares of common stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage. These shares were then transferred to the Company by RSJJ in exchange for shares of the Company's common stock (see Note 10(e)). These shares have been recorded at the estimated market value at the date of issuance of $1.75 per share with 50% haircut due to the restricted nature of the stock, or $236,250.

NOTE 12 - COMMITMENT AND CONTINGENCIES

     a) Disclosure of significant estimates - revenue recognition

     NY construction revenue is recognized on the percentage of completion basis. Consequently, construction revenue and gross margin for each reporting period is determined on a contract by contract basis by reference to estimates by NY's management and engineers of expected costs to be incurred to complete each project. These estimates include provisions for known and anticipated cost overruns, if any exist or are expected to occur. These estimates may be subject to revision in the normal course of business.

     b) Leases

     NY leases its administrative offices pursuant to a signed lease agreement with RSJJ, an entity wholly-owned by the Company's President, which lease requires monthly payments of $20,000. This lease originally expired on March 31, 1998, but was extended to December 31, 1998. (See Note 17(a)(i)). Under such lease agreement, NY is required to make future minimum lease payments as


                    Year Ending June 30, 1998:                $       180,000
                                                               ===============

     Accordingly, included in selling, general, and administrative expenses is rent expense which amounted to $120,000 for the six months ended December 31, 1997 and 1996, respectively, and $240,000 for each of the years ended June 30, 1997 and 1996. NY also leases a yard for storage material pursuant to an oral agreement which requires monthly payments of $3,500. As of December 31, 1997 and June 30, 1997, $87,500 and $66,500, respectively, of yard rent remains unpaid and is included in accounts payable.

     c) Significant customers and vendors

     For the six months ended December 31, 1997 and 1996, NY had two and three unrelated customers respectively, which accounted for approximately 69% and 12%; and 38%, 30%, and 17% of total revenues. As of December 31, 1997, approximately 19% and 58% of contracts and retainage receivables are due from two customers.

     For the years ended June 30, 1997 and 1996, the Company had three and two unrelated customers respectively, which accounted for approximately 53%, 19%, and 15%; and 22% and 28%, respectively, of total revenues. As of June 30, 1997 approximately 22%, 21%, 15%, and 24% of contracts and retainage receivables net of allowances for doubtful accounts are due from four customers.

     d) Seasonality

     NY operates in an industry which may be seasonal, generally due to inclement weather occurring during the winter months. Accordingly, NY may experience a seasonal pattern in its operating results with lower revenue in the third quarter of each fiscal year. Quarterly results may also be affected by the timing of bid solicitations by governmental authorities or the stage of completion of major projects.

     e) Bonding requirements

     NY is required to provide bid and/or performance bonds in connection with governmental construction projects. To date, NY has been able to sufficiently obtain bonding for its private projects. NY is continuously pursuing obtaining bonding for its governmental construction projects. In addition, new or proposed legislation in various jurisdictions may require the posting of substantial additional bonds or require other financial assurances for particular projects. NY has been unable to bid as a general contractor on New York State and City agency projects as a result of its inability to obtain bonding from a New York licensed bonding company.

     f) Mechanic's liens

     As of June 30, 1997, three actions to foreclose upon mechanics liens filed during the fiscal year were commenced. Such actions seek relief in the amount of $3,278,775. As of December 31, 1997, additional mechanic's liens had been filed, bringing the total relief sought to $16,919,542.

     The mechanic's liens have been filed in relation to work completed and billed. As such, these amounts are included in contracts and retainage receivable. Based upon the assessment of management and legal counsel, the Company has recorded an allowance for doubtful account to adjust the receivables to their estimated realizable amount.

     g) Payroll taxes

     As of December 31, 1997 and June 30, 1997, the Company owes approximately $1,951,875 and $1,634,614, respectively, of payroll taxes and related estimated interest and penalties. Although as of December 31, 1997, the Company has not entered into any formal repayment agreements with the respective tax authorities, it has been making payments based on oral agreements.

     h) Legal proceedings

     The Company is a party to various claims and legal proceedings incidental to its business. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of the considerable uncertainties that exist with respect thereto. Accordingly, it is possible that results of operations or liquidity in a particular period could be materially affected by certain contingencies. However, based on facts currently available, management believes that the disposition of matters that are pending or asserted will not have a materially adverse effect on the financial position of the Company.

     i) Claims

                          USABG CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      INFORMATION FOR THE SIX MONTHS ENDED
                     DECEMBER 31, 1997 AND 1996 IS UNAUDITED

     The Company elected not to recognize any portion of the revenue associated with any contract claims until the amounts recoverable can be accurately estimated. Claims are amounts in excess of the agreed contract price which the Company seeks to collect for customer caused delays, errors in specifications and designs, contract terminations, and change orders in dispute or unapproved.

     j) Accounts payable

     In November 1997, NY entered into an agreement with the Iron Workers Local 40, 361 and 417 Joint Security Funds (the "Union") in order to liquidate $1,750,000 owed relating to unpaid union dues previously recorded as accounts payable. NY agreed to pay $75,000 by January 1998 and at least $25,000 monthly commencing March 1, 1998 with interest at 9.5% per annum. As collateral, NY assigned its retainage receivable from a certain project as well as $1,750,000 of its related mechanic's lien. Upon any funds being released or paid under such mechanic's lien, the Union will be repaid any balance owed in full before NY may receive any funds. NY will receive credit for any payments received by the Union related to the assigned portion of the mechanic's lien.

NOTE 13 - RELATED PARTY TRANSACTIONS

     a) Due to related parties

     As of June 30, 1997, the total due to officers and related parties, amounting to $166,540, represents advances made by the President of the Company and affiliated entities which bear no interest and are due on demand.

     b) Due from related parties

     As of December 31, 1997, the Company has advanced funds to its President and certain affiliates. These advances are non-interest bearing and are due on demand. As of December 31, 1997 such advances amounted to $255,526.

     c) Rental expense

     Included in general and administrative expenses is rent expense paid by NY pursuant to a signed lease agreement with RSJJ. The lease expired March 31, 1998 but was extended through and until December 31, 1998. (See Note 17(a)(i) for additional information). Rent expense for the six months ended December 31, 1997 and 1996 amounted to $120,000, and for the years ended June 30, 1997 and 1996 amounted to $240,000.

     d) Purchase of material and labor

     For the years ended June 30, 1997 and 1996, NY purchased from Waldorf Steel Fabricators, Inc. ("Waldorf") approximately $0 and $180,333, respectively, of the materials and labor necessary to perform steel erection services. Effective August 1, 1995, Waldorf ceased operations. Said vendor is under the common control of the President of the Company. Lastly, for the years ended June 30, 1997 and 1996, NY paid $371,321 and $622,050, respectively, to Maryland for certain materials and labor necessary to perform steel erection services. Maryland is a wholly-owned subsidiary of the Company. Effective September 1996, Maryland ceased operations.

     e) Employment agreement

     On April 4, 1995, NY entered into an employment agreement with its President for a term of approximately three (3) years expiring on June 30, 1998. The employment agreement provides for an annual salary of $300,000 with a 10% annual escalation. In addition, the President was granted options to purchase 25,000 shares of NY's common stock, all of which options are vested and expire in April 2000. The exercise price of the options is $5.50 per share. The foregoing options are intended to qualify as incentive stock options.

NOTE 14 - EARNINGS PER SHARE

     Effective December 31, 1997, the Company implemented Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("EPS") ("SFAS #128"). The following is the reconciliation of the numerators and denominators of the basic and diluted EPS for the years ended June 30, 1997 and 1996 and for the six months ended December 31, 1997 and 1996:

                          USABG CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      INFORMATION FOR THE SIX MONTHS ENDED
                     DECEMBER 31, 1997 AND 1996 IS UNAUDITED






                                                    (Unaudited)
                                                    For the six months             For the year
                                                    ended December 31,             ended June 30,
                  Numerator:                 1997                1996           1997            1996
                  ---------                  --------------------------------------------------------------
Net income (loss)                            $240,003         $(208,676)        $(540,876)         $40,569
                                             ========         =========         =========          =======

Denominator:

Computation of basic EPS:
  Weighted average common shares outstanding
                                            7,402,148          6,450,736         6,854,390       6,137,530
                                            =========          =========         =========       =========
         Basic EPS
                                                  .03              (.03)             (.08)             .01
                                           ==========          =========        ==========        =========

Computation of diluted EPS:
  Weighted average common
   shares outstanding
                                            7,402,148          6,450,736         6,854,390       6,137,530
                                            =========          =========         =========       =========
   Potentially dilutive shares:
     Weighted average shares
         issuable under options
                                                  (A)                (B)               (B)             (C)
  Weighted average shares
    outstanding & available
                                            7,402,148          6,450,736         6,854,390       6,137,530
                                            =========          =========         =========       =========
         Diluted EPS
                                      $           .03       $      (.03)            $(.08)       $     .01
                                            =========          =========         ==========      =========


     (A) Shares issuable under options, were not included in the computation of diluted EPS since the options' exercise prices were greater than the average market price of the common shares.

     (B) In accordance with the provisions of SFAS #128, no potential dilutive shares have been included in the computation of diluted EPS as the Company has a loss from continuing operations.

     (C) No options were outstanding during this period.

NOTE 15 - STOCK BASED COMPENSATION

     A summary of the status of the Company's stock options outstanding as of June 30, 1996 and 1997, and changes during the years ending on those dates is as follows:


                                                                      1996                 1997
                                                            -----------------------    ---------------
                                                                           Weighted                    Weighted
                                                                            Average                    Average
                                                                           Exercise                    Exercise
                  Stock Options                               Shares        Price         Shares       Price
                  Outstanding at beginning of year              0            N/A            0          $  N/A
                  Additional options granted                    0            N/A         575,000        1.87
                  Options exercised                             0            N/A         (125,000)      1.925
                                                            ----------   -----------   -------------
                  Outstanding at end of year                    0                        450,000       $1.86
                                                            ==========   ============  =============

                  Options exercisable at year end               0                        450,000       $1.86
                                                            ==========   ============  ============

                  Weighted average fair value
                    of options granted during the year                    $     0                      $   1.37
                                                                          =======                      =============

     See Note 10(b) for additional information concerning options granted and exercised during the year ended June 30, 1997.

     A summary of the status of NY's stock options outstanding as of June 30, 1996 and 1997, and changes during the years ending on those dates is as follows:

                                                                      1996                        1997
                                                            -----------------------    ---------------
                                                                           Weighted                    Weighted
                                                                            Average                    Average
                                                                           Exercise                    Exercise
                  Stock Options                               Shares        Price         Shares           Price
                  -------------                               --------    ---------    -----------     ---------
                  Outstanding at beginning of year            25,000       $5.50          25,000         $ 5.50
                  Additional options granted                     0           N/A         125,000           1.10
                  Options exercised                              0           N/A        (125,000)          1.10
                                                            ----------    ---------    ------------    ----------
                  Outstanding at end of year                  25,000       $5.50          25,000         $ 5.50
                                                            ==========     ====        ===========       ======

                  Options exercisable at year end              7,500       $5.50          15,000         $ 5.50
                                                            =========      =====        ===========      ======

                  Weighted average fair value
                    of options granted during the year                     $   0                         $  .78
                                                                           =======                       ===========

     See Note 11(c) for additional information concerning options granted and exercised during the year ended June 30, 1997.

NOTE 16 - DISCONTINUED OPERATIONS

     a) Agreement for Deed in Lieu of Foreclosure

     On March 10, 1997, One Carnegie executed an agreement with its mortgage holder whereby the property secured by the mortgage and owned by One Carnegie and rented to Maryland, would be transferred to the mortgage holder. As additional consideration, One Carnegie executed a promissory note in the amount of $150,000 naming the mortgage holder as payee. Accordingly, the property and related accumulated depreciation, accrued interest and mortgage payable have been recorded as assets and liabilities of discontinued operations. The transaction was completed in August 1997, resulting in a loss on disposal of $83,621. Expenses of One Carnegie include depreciation interest and real estate taxes. All income is eliminated in consolidation, resulting in losses from discontinued operations prior to disposal.

NOTE 17 - SUBSEQUENT EVENTS

     a) Issuance of common stock

     i) In February 1998, NY agreed to issue 106,667 shares of its common stock to the Company as consideration to the Company for issuing 192,000 shares of its own common stock to RSJJ in consideration for payment in full of the rent due by NY to RSJJ for the period from January 1, 1998 to December 31, 1998. The value of NY's shares issued will be recorded at their estimated market value at the date of authorization ($2.12 per share) with a 50% discount due to the restricted nature of the stock. The value of the Company's shares issued will be recorded at their estimated market value at the date of authorization ($1.06 per share) with a 50% discount due to the restricted nature of the stock. The conversion of accounts payable into equity will result in a gain of approximately $23,000 due to the difference in the market values of the Company's and NY's respective stocks.

     ii) In December 1997, the Company authorized the issuance of 250,000 shares of its common stock during the third quarter of its fiscal year pursuant to its Senior Management Incentive Plan. Of the 250,000 shares, all of which were issued in March 1998, 150,000 were issued to the Company's President, and 25,000 shares each were issued to each of the Company's Secretary and Treasurer. The remaining 50,000 shares were issued to consultants to the Company. The Company also authorized the filing of a Post-Effective Amendment to the Form S-8 Registration Statement initially filed in February 1997 to register the resale of the aforesaid shares and to reflect the increase (to 2,000,000) in the number of shares which may be issued under the plan. In connection with such issuance, the Company will record compensation and consulting expense amounting to approximately $230,000 which is based on the average closing bid price of $0.92 per share for the month of March 1998.

     iii)In December 1997, NY authorized the issuance, in its third fiscal quarter, of 290,000 shares of Common Stock, pursuant to the Management Plan, to its management. NY authorized the issuance of an additional 50,000 shares to certain of its employees and consultants. Of the 340,000 shares issued in March 1998, 150,000 were issued to NY's President, 70,000 were issued to NY's Secretary, and 70,000 were issued to NY's Treasurer. NY also authorized the filing of an amended Form S-8 Registration Statement to register the aforesaid 340,000 shares for resale and to reflect an increase (to 1,000,000 shares) of the shares which may be issued under the Management Plan. In connection with such issuance, NY will record compensation and consulting expense amounting to approximately $510,000 which is based on the average closing bid price of $1.50 per share for the month of March 1998.

     b) Private placement

     In January 1998, the Company raised a net of $450,000 after a 10% commission, in connection with a Private Placement to fund the Chadian operation, from the sale of $500,000 of convertible debentures. Such debentures are due January 30, 2000 with interest accruing at 8% per annum. The Debentures, plus interest accrued thereon, are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement (the "Private Placement" or "Private Placement Offering") ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures.

     Pursuant to the terms of the Private Placement, the Company must file a Registration Statement covering the shares of Common Stock to be issued upon conversion of the Debentures. If the Registration Statement is not declared effective within 90 days following the closing of the Private Placement, then as liquidated damages, the discount set forth in the Subscription Agreement and Debenture will increase by 2.5% per 30 day period or portion thereof pro rata until the Registration Statement is declared effective, or alternatively, if the Registration Statement has not been declared effective within said 90-day period, then at the purchaser's sole option, which option must be exercised by written notice to the Company, the Debentures shall convert to having been issued pursuant to Regulation S for qualifying Investors, with immediate availability to convert the Debentures.

     In addition to Debentures, the investors received Warrants to purchase an aggregate of 100,000 shares of the Company's Common Stock: 50,000 Shares exercisable at $1.125 per share and $50,000 Shares exercisable at $1.41 per share.

     As a result of the beneficial conversion feature, the Company will record additional interest of $166,667 which will be amortized over the period between the date of issuance and the estimated date of conversion, or six months. The recording of additional interest results in an effective interest rate of 74.7%.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION STATED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         --------------------

         TABLE OF CONTENTS

PROSPECTUS SUMMARY

RISK FACTORS

DIVIDEND POLICY

USE OF PROCEEDS

MARKET FOR COMMON EQUITY
 AND RELATED STOCKHOLDER MATTERS

MANAGEMENTS DISCUSSION AND ANALYSIS
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT

BUSINESS

PRINCIPAL SECURITYHOLDERS

SELLING SECURITYHOLDERS

DESCRIPTION OF
SECURITIES

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEGAL OPINIONS

EXPERTS

AVAILABLE INFORMATION

INDEX TO FINANCIAL STATEMENTS                        F-0

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     As permitted under the Delaware Corporation Law, the Company's Certificate of Incorporation and By-laws provide for indemnification of a Director or Officer under certain circumstances against reasonable expenses, including attorneys fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a Director or Officer. In addition, the Company's charter documents provide for the elimination of Directors' liability to the Company or its shareholders for monetary damages except in certain instances of bad faith, intentional misconduct, a knowing violation of law or illegal personal gain.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such Director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

Registration Fee                                              $   273.66
Printing and Engraving                                        $ 5,000 (1)
Legal Fees                                                    $25,000 (1)
Accounting                                                    $ 7,500 (1)
Nasdaq Filing Fees                                            $ 6,500 (1)
Miscellaneous                                                 $ 5,726.34(1)
                                                              ----------
Total                                                         $50,000(1)
------------------

(1)      Estimated.

Item 26.  Recent Sales of Unregistered Securities.

     On May 13, 1996, Joseph M. Polito, the Company's President, entered into a memorandum of understanding with an individual, Lubov Ulianova, whereby Mr. Polito borrowed $300,000 from Mr. Ulianova. The loan was secured by 550,000 shares of the Company's Common Stock owned by Mr. Polito, which shares were put into an escrow account with Alan Berkun, Esq. as the escrow agent. The funds were then loaned by Mr. Polito to the Company. The loan provided that upon the Company's listing of its Common Stock on the Nasdaq SmallCap Market, 400,000 shares of Common Stock would be issued to Mr. Ulianova as repayment of the loan. This transaction was an exempt transaction, in accordance with Regulation S under the Securities Act of 1933, as amended. In addition, Mr. Polito granted Mr. Ulianova an option to purchase 600,000 shares of Company Common Stock at an exercise price of $1.50. The option could only be exercised if the bid price for the Company's Common Stock was at least $3.00. The Company's Common Stock was approved for listing on Nasdaq on July 25, 1996, at which time the loan was repaid. The option expired unexercised. These matters were reviewed for the Company by its special counsel Mr. Berkun.

     In December 1996, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 2,500 shares to each of Ronald and Steven Polito pursuant to the Management Plan. In addition, 313 shares were issued to Joseph
M. Polito's wife. In connection with the aggregate 114,617 shares issued to NY's employees and consultants, the Company recorded compensation expense amounting to $107,452, which is based on 50% of the average closing bid price for the month of December 1996.

     On March 13, 1997, the Company issued 125,000 shares of Common Stock to Joseph M. Polito upon exercise of options granted pursuant to the above mentioned Management Plan. In February 1997, these shares were registered for resale pursuant to a Form S-8 Registration Statement. Mr. Polito executed a promissory note for the exercise price.

     As of May 1997, the Company was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows: NY issued 270,000 shares of its common stock to the Company, for the cancellation of the debt owed to RSJJ. The Company, in turn, issued 200,000 shares of Common Stock to Joseph M. Polito and 150,000 shares of Common Stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.

     In February 1998, the Company sold $450,000 of 8% Convertible Debentures in a Private Placement Offering (the "Offering").

     In February 1998, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 25,000 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan.

     In February 1998, the Company agreed to issue 192,000 shares of Common Stock to R.S.J.J Realty Corp. ("RSJJ") in exchange for 106,667 shares of NY's Common Stock. These issuances were made in accordance with an agreement between NY and RSJJ pursuant to which NY remitted $240,000 in lease payments (in stock, via the aforesaid issuance of the Company's stock to RSJJ) for the January 1 through December 31, 1998 extended lease term. The value of the Company's shares issued will be recorded at their estimated market value at the date of issuance ($1.06 per share), with a 50% discount due to the restricted nature of the stock. The value of NY's shares issued will be recorded at their estimated market value at the date of issuance ($2.12 per share) , with a 50% discount due to the restricted nature of the stock. The stock was issued in March 1998. See "Certain Relationships and Related Transactions."

Item 27.  Exhibits.

     All exhibits, except those designated with an asterisk (*), which shall be filed herewith, previously have been filed with the Commission in connection with such documents as are incorporated by reference herein. Exhibits marked (**) shall be filed by amendment.

         2.1      -        Agreement and Plan of Reorganization dated effective as of April 25,
                           1994 (incorporated by reference herein to Form 10-K filed with the
                           Commission for the fiscal year ended June 30, 1994).
         3.1      -        Certificate of Incorporation of the Company filed June 15, 1994.
         3.2      -        By-Laws of the Company (incorporated herein by reference to Form 8-
                           K, dated April 25, 1994).
         4.1      -        Form of Special Warrant (incorporated herein by reference to Form 10-
                           KSB for the fiscal year ended June 30, 1995).
         4.2      -        Form of Restricted Stock agreement issued to Joseph M. Polito
                           (incorporated herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
         4.3      -        Form of 8% Convertible Debenture issued in 1998 Private Placement.
         4.4      -        Form of Common Stock Purchase Warrant issued in 1998 Private Placement.
         5.0**             -        Opinion of Counsel
         10.1              -  Lease   Agreement   between  One  Carnegie   Court
                           Associates  and  Waldorf  Steel  Fabrications,  Inc.,
                           dated   March  27,  1990   (incorporated   herein  by
                           reference to Form 8-K, dated April 25, 1994).
         10.2     -        Promissory note from the Company to Trinity Industries, Inc.
         10.3     -        Forbearance Agreement between the Company and Trinity Industries, Inc., dated October 14, 1993
                           (incorporated herein by reference to Form 8-K, dated April 25, 1994).
         10.4     -        Lease Agreement between R.S.J.J. Realty Corp. and NY, dated June 30, 1993  (incorporated herein by reference to Form 8-K, dated April 25, 1994).
         10.5     -        Employment Agreement of Joseph M. Polito (incorporated herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
         10.6     -        The Company's Senior Management Incentive Plan (incorporated herein by reference to the Company's proxy statement dated December 2, 1996).
         10.7     -        The Company's Employee Stock Option Plan (incorporated herein by reference to the Company's proxy statement dated December 2, 1996).
         10.8     -        Agreement between Iron Workers Local Union 40 and NY (incorporated herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
         10.9              - Agreement  between  Local  Union 14, 14B,  15, 15A,
                           15C, 15D, International Union of Operating Engineers,
                           AFL -CIO and NY (incorporated  herein by reference to
                           Form 10-KSB for the fiscal year ended June 30, 1995).
         10.10    -        Agreement between Local 780 and NY (incorporated herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
         10.11    -        Agreement to capitalize the $400,000 of debt  (incorporated herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
         10.12    -        Consulting Agreement with Marlowe and Company (incorporated by reference herein to Form S-8, dated June
                           4, 1995).
         10.13    -        Lease surrender agreement between One Carnegie and Waldorf dated August 1, 1995 (incorporated herein by reference to Form 10-KSB/A for the fiscal year ended June 30, 1995).
         10.14    -        Lease Agreement between One Carnegie and U.S. Bridge Corp. (Maryland), dated August 1, 1995
                           (incorporated herein by reference to Form 10-KSB/A for the fiscal year ended June 30, 1995).
         10.15*   -        Form of Subscription Agreement for 1998 Private Placement
         10.16*   -        Form of Registration Rights Agreement for 1998 Private Placement
         21.1*    -        List of Subsidiaries
    23.1*         -        Consent of Scarano & Tomaro, P.C.
    23.2**        -        Consent of Klarman & Associates, as annexed to Exhibit 5.0.

Item 28.  Undertakings.

         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including but not limited to any addition or deletion of a managing Underwriter.

     (2) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the Offering.

     (4) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, Officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, Officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue by such court. See Item 24.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Corona, New York on the 22nd day of April 1998.


USABG CORP.



By: /s/ Joseph M. Polito
Joseph M. Polito, President


Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




/s/ Joseph M. Polito                                      President and Director                04/22/98
Joseph M. Polito                                          (Chief Executive Officer)             Date


/s/ Ronald J. Polito                                      Secretary and Director                04/22/98
Ronald J. Polito                                                                                Date


/s/ Steven J. Polito                                      Treasurer and Director                04/22/98
Steven J. Polito                                                                                Date


/s/ Marvin Weinstein                                      Director                              04/22/98
Marvin Weinstein                                                                                Date